Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-279209, 333-279209-01
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion
Preliminary prospectus supplement dated December 12, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated May 8, 2024)
Cousins Properties LP
$                      % Senior Notes due
guaranteed by
Cousins Properties Incorporated

Cousins Properties LP (the “Operating Partnership”), the primary operating subsidiary of Cousins Properties Incorporated (the “REIT”), is offering $                aggregate principal amount of                % Senior Notes due                (the “notes”).
Interest on the notes will be payable semi-annually in arrears on                and                of each year, beginning              , 2025. The notes will mature on               ,               , unless earlier redeemed as described in this prospectus supplement.
We intend to use the net proceeds from this offering to fund a portion of the purchase price of the Sail Tower Acquisition (as defined in “Summary”) and the remainder to repay borrowings under our credit facility and for general corporate purposes. In the event the Sail Tower Acquisition is not completed, we will use the net proceeds from this offering for general corporate purposes, including the acquisition and development of office properties, other opportunistic investments and the repayment of outstanding debt. See “Use of Proceeds.”
The notes will be senior and unsubordinated obligations of the Operating Partnership and will rank equally in right of payment with all of its other existing and future senior and unsubordinated indebtedness and will be effectively subordinated in right of payment to all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness), to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries that do not guarantee the notes and of any entity it accounts for using the equity method of accounting, and to all preferred equity not owned by the Operating Partnership, if any, in any of its subsidiaries that do not guarantee the notes and in any entity it accounts for using the equity method of accounting.
The REIT will fully and unconditionally guarantee the payment of principal and interest on the notes. In addition, following the original issue date of the notes, the notes will be fully and unconditionally guaranteed by each subsidiary of the REIT (other than the Operating Partnership) if, and for so long as, such subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of Triggering Indebtedness (as defined herein). The REIT generally does not have any significant operations or material assets other than its direct and indirect investments in the Operating Partnership.
The Operating Partnership has the option to redeem the notes prior to maturity, in whole at any time or in part from time to time, at the redemption prices described under the caption “Description of Notes—Optional Redemption.”
The notes and the guarantee will not be listed on any securities exchange. Currently, there is no public market for the notes.
You should consider the risks that we have described in “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as those described in the REIT’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024, as updated by its subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making a decision to invest in the notes.

	Per Note	Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to Cousins Properties LP	%	$
__________________
(1)Plus accrued interest from                       , 2024 if settlement occurs after that date.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, against payment in New York, New York on or before              , 2024.

Joint Book-Running Managers

J.P. Morgan	Truist Securities	US Bancorp

The date of this prospectus supplement is               , 2024.

Prospectus Supplement
Base Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the notes being offered hereby and other information you should know before investing in the notes.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus supplement, the accompanying prospectus or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
Cousins Properties LP is a Delaware limited partnership. Cousins Properties Incorporated is a Georgia corporation and the sole general partner of the Operating Partnership. Our principal executive offices are located at 3344 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326. Our main telephone number is (404) 407-1000 and our website is http://www.cousins.com. Information contained in our website is not a part of this prospectus supplement or the accompanying prospectus.
Unless otherwise stated or the context otherwise requires, references in this prospectus to “we,” “us” and “our” refer, collectively, to Cousins Properties Incorporated and its consolidated subsidiaries, including Cousins Properties LP and its subsidiaries and joint ventures, and references to the “REIT” refer only to Cousins Properties Incorporated and not to any of its subsidiaries or affiliates.
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FORWARD-LOOKING STATEMENTS
Certain matters contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized herein. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as:
•guidance and underlying assumptions;
•business and financial strategy;
•future debt financings;
•future acquisitions and dispositions of operating assets or joint venture interests;
•future acquisitions and dispositions of land, including ground leases;
•future acquisitions of investments in real estate debt;
•future development and redevelopment opportunities;
•future issuances and repurchases of common stock, limited partnership units, or preferred stock;
•future distributions;
•projected capital expenditures;
•market and industry trends;
•future occupancy or volume and velocity of leasing activity;
•entry into new markets, changes in existing market concentrations, or exits from existing markets;
•future changes in interest rates and liquidity of capital markets; and
•all statements that address operating performance, events, investments, or developments that we expect or anticipate will occur in the future - including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management’s beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following:
•the availability and terms of capital and our ability to obtain and maintain financing arrangements on terms favorable to us or at all;
•the ability to refinance or repay indebtedness as it matures;
•any changes to our credit rating;
•the failure of purchase, sale, or other contracts to ultimately close;
•the failure to achieve anticipated benefits from acquisitions, developments, investments, or dispositions;
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•the effect of common stock or operating partnership unit issuances, including those undertaken on a forward basis, which may negatively affect the market price of our common stock;
•the availability of buyers and pricing with respect to the disposition of assets;
•changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Tampa, Charlotte, Phoenix, Dallas, and Nashville, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions;
•threatened terrorist attacks or sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism, which may result in a disruption of day-to-day building operations;
•changes to our strategy in regard to our real estate assets may require impairment to be recognized;
•leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates;
•changes in the preferences of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely;
•any adverse change in the financial condition or liquidity of one or more of our tenants or borrowers under our real estate debt investments;
•volatility in interest rates (including the impact upon the effectiveness of forward interest rate contract arrangements) and insurance rates;
•inflation;
•competition from other developers or investors;
•the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk);
•supply chain disruptions, labor shortages, and increased construction costs;
•risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems, which support our operations and our buildings;
•changes in senior management, changes in the board of directors of the REIT, and the loss of key personnel;
•the potential liability for uninsured losses, condemnation, or environmental issues;
•the potential liability for a failure to meet regulatory requirements, including the Americans with Disabilities Act and similar laws or the impact of any investigation regarding the same;
•the financial condition and liquidity of, or disputes with, joint venture partners;
•any failure to comply with debt covenants under debt instruments and credit agreements;
•any failure to continue to qualify for taxation as a real estate investment trust or meet regulatory requirements;
•potential changes to state, local, or federal regulations applicable to our business;
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•material changes in dividend rates on common shares or other securities or the ability to pay those dividends;
•potential changes to the tax laws impacting real estate investment trusts and real estate in general;
•risks associated with climate change and severe weather events, as well as the regulatory efforts intended to reduce the effects of climate changes and investor and public perception of our efforts to respond to the same;
•the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results;
•risks associated with possible federal, state, local, or property tax audits; and
•those additional risks and environmental or other factors discussed in reports filed with the SEC by the REIT.
The risks set forth above are not exhaustive. The REIT’s Annual Report on Form 10-K for the year ended December 31, 2023, including Part I, Item 1A. Risk Factors, and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024, including Part II, Item 1A. Risk Factors, include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the potential impact of all risk factors on our business or the extent to which any factors, or any combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Given the uncertainties and risks discussed herein, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to the REIT’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for future periods, and the REIT’s Current Reports on Form 8-K as we file such reports with the SEC, and to other materials we may file with or furnish to the SEC, for a discussion of risks and uncertainties that may cause actual results, performance, or achievements to differ materially from those expressed or implied by any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.
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WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 (No. 333-279209) with the SEC in connection with this offering. In addition, the REIT files annual, quarterly and current reports, proxy statements and other information with the SEC. The REIT’s SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Except as specifically described below, information included on the SEC’s website is not incorporated by reference into this prospectus supplement.
The SEC allows the REIT to “incorporate by reference” information in documents that have been filed with it. We have elected to use a similar procedure in connection with this prospectus supplement, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or a document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents and information listed below that were filed by the REIT with the SEC and any future filings made by the REIT with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and up until the completion or termination of the offering contemplated by this prospectus supplement (except for information “furnished” under Item 2.02 or Item 7.01 (including exhibits related thereto) of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference in this prospectus supplement and the accompanying prospectus):
•Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 7, 2024;
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the SEC on April 25, 2024, July 25, 2024, and October 24, 2024, respectively;
•Current Reports on Form 8-K filed with the SEC on May 8, 2024, August 16, 2024, November 12, 2024 and December 12, 2024; and
•the portions of the Definitive Proxy Statement on Schedule 14A for the REIT’s Annual Meeting of Stockholders held on April 23, 2024, incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 14, 2024.
We will provide without charge to each person to whom this prospectus supplement and the accompanying prospectus are delivered, including any beneficial owner, a copy of the filings that have been incorporated by reference in this prospectus supplement and the accompanying prospectus (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) upon written or oral request by contacting us at the following address or telephone number:
Cousins Properties Incorporated
3344 Peachtree Road, N.E., Suite 1800
Atlanta, Georgia 30326
Attention: Investor Relations
Telephone: (404) 407-1000
In making your investment decision, you should rely on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we provide you in connection with this offering. We have not, and the underwriters have not, authorized anyone else to provide you with different information. We and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document
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incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus that we may prepare in connection with this offering is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.
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SUMMARY
The following summary highlights information more fully described elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and may not contain all of the information that may be important to you. Before making an investment decision to invest in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the REIT’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Cousins Properties Incorporated and Cousins Properties LP
We are a self-administered and self-managed real estate investment trust. Our core focus is on the acquisition, development, ownership, and management of Class A office assets and opportunistic mixed-use developments in Sun Belt markets, with a particular focus on Atlanta, Austin, Phoenix, Tampa, Charlotte, Dallas, and Nashville. As of September 30, 2024, our portfolio of real estate assets primarily consisted of interests in 37 operating properties containing 19.2 million square feet of office space and 330 apartment units as well as two projects under active development that are expected to add 786,000 square feet of office and retail space and 542 apartment units.
We have a comprehensive strategy in place based on a disciplined approach to capital allocation that includes opportunistic acquisitions, selective developments, and timely dispositions of non-core assets with a goal of maintaining a portfolio of newer and more efficient properties with lower capital expenditure requirements. To implement this disciplined approach, we maintain a simple, flexible, and low-leveraged balance sheet that allows us to pursue compelling growth opportunities at the most advantageous points in the cycle. This approach enables us to maintain a targeted, asset-specific approach to investing where we seek to leverage our acquisition and development skills, relationships, market knowledge, and operational expertise.
We intend to generate returns and create value for our shareholders through the further lease up of our portfolio, the execution of our development pipeline and through opportunistic investments within our core markets, including acquisitions and development projects.
Cousins Properties Incorporated is a Georgia corporation and since 1987 has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). The REIT has been a public company since 1962, and its common stock trades on the New York Stock Exchange under the symbol “CUZ.” The REIT conducts substantially all of its business through Cousins Properties LP, a Delaware limited partnership. Our principal executive offices are located at 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326. Our main telephone number is (404) 407-1000. Our website is http://www.cousins.com. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.
Recent Developments
Sail Tower Acquisition
We are under contract to acquire 601 West 2nd Street, also known as Sail Tower, an 804,000 square foot trophy lifestyle office property in Austin (“Sail Tower”), for $521.8 million, net of unfunded tenant improvements of $37.2 million (the “Sail Tower Acquisition”). The Sail Tower Acquisition is expected to close in December 2024, subject to customary closing conditions. On December 10, 2024, we priced an offering of 9,500,000 shares of our common stock to fund a portion of the purchase price for the Sail Tower Acquisition (the “Sail Tower Offering”). Sail Tower is located near the Second Street entertainment district in Downtown Austin and offers unobstructed views of Lady Bird Lake. It is just a few blocks away from Cousins’ existing 1.7 million square foot Downtown Austin office portfolio, which is currently 93% leased. Sail Tower was developed in 2022 and the office space is 100% leased to a Fortune 20 company through 2038. The property has a weighted average lease term of 13 years. Based on a gross purchase price of $521.8 million, the Sail Tower Acquisition is expected to generate a cash yield and a GAAP yield of 6.9% and 8.7%, respectively. The estimated yields are calculated by dividing projected net operating income for the twelve months following the closing based on contractual rents (on a cash basis or a GAAP basis, as applicable) as of the contract date.
Vantage South End Acquisition
We closed on our acquisition of Vantage South End, a 639,000 square foot lifestyle office property in Charlotte, North Carolina (“Vantage South End”), for a gross purchase price of $328.5 million (the “Vantage South End Acquisition”) on December 2, 2024. On November 12, 2024, we completed an offering of 6,000,000 shares of our common stock to fund a portion of the purchase price for the Vantage South End Acquisition (the “Vantage Offering”). Vantage South End is located in the South End submarket and is approximately two blocks away from our existing RailYard property as well as our South End Station development parcel. Vantage South End is comprised of two office towers, which were completed in 2021 and 2022, and is currently 97% leased with a weighted average lease term of over nine years. Based on the gross purchase price of $328.5 million, the Vantage South End Acquisition is expected to generate a cash yield and a GAAP yield of 7.4% and 8.4%, respectively. The estimated yields are calculated by dividing projected net operating income for the twelve months following the closing based on contractual rents (on a cash basis or a GAAP basis, as applicable) in place as of the contract date.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Notes” of this prospectus supplement contains a more detailed description of the terms and conditions of the notes and the indenture that will govern the notes.

Issuer	Cousins Properties LP

Guarantor	Cousins Properties Incorporated

Securities Offered	$ aggregate principal amount of % senior notes due

Maturity	,

Interest Rate	% per year

Interest Payment Dates	Interest on the notes will be payable semi-annually in arrears on and of each year, beginning on , 2025.

Ranking of Notes	The notes will be the Operating Partnership’s unsecured and unsubordinated obligations and will rank equally in right of payment with all of its other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated in right of payment to:

•all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries that do not guarantee the notes and of any entity it accounts for using the equity method of accounting; and

•all preferred equity not owned by the Operating Partnership, if any, in any of its subsidiaries that do not guarantee the notes and in any entity it accounts for using the equity method of accounting.

Guarantee
The notes will be fully and unconditionally guaranteed by the REIT. In addition, following the original issue date of the notes, the notes will be fully and unconditionally guaranteed by each subsidiary of the REIT (other than the Operating Partnership) if, and for so long as, such subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of Triggering Indebtedness (as defined in “Description of Notes—Definitions”). The guarantee of the notes will be an unsecured and unsubordinated obligation of the applicable guarantor and will rank equally in right of payment with all other existing and future senior unsecured and unsubordinated indebtedness and guarantees of the applicable guarantor. Each guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:

•all of such guarantor’s existing and future secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness or guarantees);

•all existing and future indebtedness and other liabilities, whether secured or unsecured, of such guarantor’s consolidated subsidiaries (including the Operating Partnership) that do not guarantee the notes and of any entity such guarantor accounts for using the equity method of accounting; and

•all preferred equity not owned by such guarantor, if any, in any of such guarantor’s consolidated subsidiaries (including the Operating Partnership) that do not guarantee the notes and in any entity such guarantor accounts for using the equity method of accounting.

The REIT generally does not have any significant operations or material assets other than its direct and indirect investments in the Operating Partnership.

Optional Redemption
Prior to              ,              (              months prior to the maturity date of the notes, the “Par Call Date”), the Operating Partnership may redeem the notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) a “make-whole” amount and (ii) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the date of redemption. On or after the Par Call Date, the Operating Partnership may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the date of redemption. See “Description of Notes—Optional Redemption.”

Use of Proceeds
The Operating Partnership estimates that the net proceeds from this offering will be approximately $              , after deducting the underwriting discount and other estimated expenses payable by the Operating Partnership. The Operating Partnership intends to use the net proceeds from this offering to fund a portion of the purchase price of the Sail Tower Acquisition and the remainder to repay borrowings under its credit facility and for general corporate purposes. In the event the Sail Tower Acquisition is not completed, the Operating Partnership will use the net proceeds from this offering for general corporate purposes, including the acquisition and development of office properties, other opportunistic investments and the repayment of outstanding debt. See “Use of Proceeds.”
Affiliates of certain of the underwriters are lenders and, in certain cases, agents under the credit facility and will receive pro rata portions of the portion of the net proceeds from this offering used to repay borrowing outstanding thereunder. See “Underwriting and Conflicts of Interest.”

Certain Covenants	The indenture that will govern the notes will contain certain covenants that, among other things, limit:

•the ability of the Operating Partnership and any guarantor, including the REIT, to consummate a merger, consolidation or sale of all or substantially all of its assets; and

•the ability of the REIT and its subsidiaries, including the Operating Partnership, to incur secured and unsecured indebtedness.

In addition, the REIT and its subsidiaries will be required not to have at any time Total Unencumbered Assets (as defined in “Description of Notes—Definitions”) of less than 150% of the aggregate principal amount of all of its and its subsidiaries’ outstanding unsecured debt on a consolidated basis. These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes.”

Further Issuance	The Operating Partnership may in the future, without the consent of holders of the notes offered hereby, increase the principal amount of the notes by issuing additional notes on the same terms and conditions, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date and the initial interest accrual date, with the same CUSIP number as the notes offered hereby, so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered hereby and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

No Public Market
The notes offered hereby are a new issue of securities with no established trading market.
The Operating Partnership does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Certain of the underwriters have advised the Operating Partnership that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Book-Entry Form	The notes will be issued in book-entry form only and will be represented by one or more permanent global notes deposited with a custodian for, and registered in the name of a nominee of, DTC, in New York, New York. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants, and such interests may not be exchanged for certificated notes, except in limited circumstances.

Governing Law	The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors
Investing in the notes involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the REIT’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024, and all other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, as updated by the REIT’s subsequent filings under the Exchange Act that are incorporated by reference herein or therein, before making an investment decision to purchase the notes.

Trustee	U.S. Bank Trust Company, National Association

RISK FACTORS
Investment in the notes offered pursuant to this prospectus supplement and the accompanying prospectus involves substantial risks. The trading price of the notes could decline due to the materialization of any of these risks, and you may lose all or part of your investment. In consultation with your own financial and legal advisers, you should carefully consider the risk factors set forth below, as well as the risks identified under “Risk Factors” in the REIT’s most recently filed Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024 and the other information that the REIT files with the SEC, each of which is incorporated herein by reference, before making an investment decision. These risks are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, liquidity or results of operations could be materially adversely affected by the materialization of any of these risks.
Our indebtedness may limit our ability to obtain additional financing and fulfill our obligations under the notes.
As of September 30, 2024, the outstanding principal amount of our consolidated indebtedness was approximately $2.7 billion, which was comprised of $1.5 billion in senior unsecured notes, $650.0 million in unsecured term loans and $520.6 million in secured mortgage notes. As of September 30, 2024, our consolidated properties representing approximately 87.7% of the book value of our assets were unencumbered. As of September 30, 2024, we had approximately $1.0 billion of borrowing capacity available (subject to customary conditions) under our credit facility. As of the date hereof, we have $315 million of borrowings outstanding under the credit facility.
Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:
•our cash flow may be insufficient to meet our required principal and interest payments with respect to the notes and our other indebtedness;
•we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon investment opportunities or meet ongoing operational needs;
•we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of the maturing indebtedness;
•because a portion of our debt bears interest at variable rates, increases in interest rates could increase our interest expense, thereby adversely impacting our cash flows;
•should we seek to hedge any of our floating rate indebtedness, we may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under any hedge agreements we enter into, such agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any hedge agreements we enter into, we would be exposed to then-existing market rates of interest and future interest rate volatility;
•we may be forced to dispose of properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;
•we may default on any secured debt obligations we may have, and the lenders or mortgagees may foreclose on our properties subject to such indebtedness or our interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;
•we may be restricted from accessing some of our excess cash flow after debt service;
•we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and
•our default under any loan with cross-default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flows and cash available for distribution, including our ability to satisfy our debt service obligations with respect to the notes, could be materially adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the real estate investment trust distribution requirements imposed by the Code.
Additionally, payments of principal and interest on borrowings may leave us with insufficient cash resources to meet our other cash needs or to make distributions to our common stockholders that are necessary to maintain our real estate investment trust qualification.
The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.
The notes will be the Operating Partnership’s unsecured and unsubordinated obligations and will rank equally in right of payment with all of its other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated in right of payment to:
•all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries that do not guarantee the notes and of any entity it accounts for using the equity method of accounting; and
•all preferred equity not owned by the Operating Partnership, if any, in any of its subsidiaries that do not guarantee the notes and in any entity that it accounts for using the equity method of accounting.
Similarly, the guarantee of the notes will be an unsecured and unsubordinated obligation of each guarantor, including the REIT, and will rank equally in right of payment with all other existing and future unsecured and unsubordinated unsecured indebtedness and guarantees of such guarantor. Each guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:
•all of such guarantor’s existing and future secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness or guarantees);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of such guarantor’s consolidated subsidiaries (including the Operating Partnership) that do not guarantee the notes and of any entity such guarantor accounts for using the equity method of accounting; and
•all preferred equity not owned by such guarantor, if any, in any of such guarantor’s consolidated subsidiaries (including the Operating Partnership) that do not guarantee the notes and in any entity such guarantor accounts for using the equity method of accounting.
In the event of the bankruptcy, liquidation, reorganization or other winding up of the Operating Partnership or any guarantor, assets that secure any of their respective secured indebtedness, secured guarantees and other secured obligations will be available to pay their respective obligations under the notes or the guarantee of the notes, as applicable, and their other respective unsecured indebtedness, unsecured guarantees and other unsecured obligations only after all of their respective indebtedness, guarantees and other obligations secured by those assets have been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes or the guarantees of the notes, as the case may be, then outstanding.
In the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the Operating Partnership or any guarantor, including the REIT, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) or such guarantor (including its guarantee of the notes), as the case may be, will be effectively subordinated to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that the Operating Partnership or such guarantor, as the case may be, is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all debt secured by mortgages or other liens on the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness of that subsidiary senior to that held by the Operating Partnership or such guarantor, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the Operating Partnership or any guarantor, including the REIT, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) or such guarantor (including its guarantee of the notes), as the case may be, will be effectively subordinated to any equity interests in that subsidiary held by persons other than the Operating Partnership or such guarantor, as the case may be. In addition, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary or other entity that the Operating Partnership or any guarantor, including the REIT, accounts for using the equity method of accounting, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) or such guarantor (including its guarantee of the notes) will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of that entity, except to the extent that the Operating Partnership or such guarantor, as the case may be, is itself a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinated to all debt secured by mortgages or other liens on the assets of that entity (to the extent of the value of those assets) and would be subordinate to all indebtedness of that entity senior to that held by the Operating Partnership or such guarantor, as the case may be.
Assuming we had completed this offering of the notes on September 30, 2024, the notes would have been effectively subordinated to approximately $520.6 million principal amount of total mortgage debt and secured loans facilities outstanding on a consolidated basis. At such date, the Operating Partnership, the REIT and their respective subsidiaries had no unsecured indebtedness, other liabilities or preferred equity outstanding on a consolidated basis other than $650.0 million principal amount outstanding on the 2022 term loan and 2021 term loan, $500.0 million aggregate principal amount of senior notes due 2034 and $1.0 billion aggregate principal amount of our unsecured notes.
We may not be able to meet our debt service obligations.
Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.
Our failure to pay amounts due in respect of any of our indebtedness when due may constitute an event of default under the instrument governing that indebtedness, which could permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, could allow them to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our ability to make payments of principal and interest on the notes when due and could prevent us from making those payments altogether.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.
We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
•our financial condition, results of operations and market conditions at the time; and
•restrictions in the agreements governing our indebtedness.
As a result, we may not be able to refinance our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of assets sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, delaying capital expenditures, or strategic acquisitions and alliances. Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations.
The REIT has no significant operations, other than as the Operating Partnership’s general partner and through its other subsidiaries, does not directly own any real estate assets and does not own any other material assets, other than its investment in the Operating Partnership.
The notes will be guaranteed by the REIT. However, the REIT has no significant operations, other than as general partner of the Operating Partnership, does not directly own any real estate assets and does not own any other material assets, other than its investment in the Operating Partnership. Furthermore, the REIT’s guarantee will be effectively subordinated in right of payment to:
•all existing and future secured indebtedness and secured guarantees of the REIT (to the extent of the value of the collateral securing such indebtedness or guarantees); and
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of the REIT’s consolidated subsidiaries (including the Operating Partnership) that do not guarantee the notes and of any entity the REIT accounts for using the equity method of accounting; and
•all preferred equity not owned by the REIT, if any, in any of the REIT’s consolidated subsidiaries (including the Operating Partnership) that do not guarantee the notes and in any entity the REIT accounts for using the equity method of accounting.
Despite our existing indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the notes.
We may incur substantial additional indebtedness in the future. Although the instruments governing our unsecured and secured indebtedness, including the indenture that will govern the notes, limit the ability of the REIT and its subsidiaries, including the Operating Partnership, to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on the notes.
An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
An active trading market for the notes may not develop.
The notes are a new issue of securities with no established trading market, and we cannot assure you that an active trading market for the notes will develop or continue. If traded after their initial issuance, the notes may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed. The notes will not be listed on any securities exchange. We have been advised by the underwriters that they may make a market in the notes. However, the underwriters will not be obligated to do so. Any market-making activity, if initiated, may be discontinued at any time and without notice. If the underwriters cease to act as the market makers for the notes, we cannot assure you another firm or person will make a market in the notes. The liquidity of any market for the notes will depend upon, among other facts, the number of holders, our results of operations and financial condition, the market for similar securities and the interest of securities dealers in making a market in the notes.
The market price of the notes may be subject to fluctuations.
The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:
•our financial performance;
•the amount of our outstanding indebtedness;
•prevailing market interest rates;
•the market for similar securities;
•the ratings of the notes;
•the size and liquidity of the market for the notes; and
•general economic conditions.
As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them.
A downgrade in our credit rating could materially adversely affect our business and financial condition and the market value of the notes.
The credit ratings assigned to the notes and our corporate credit ratings could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies downgrades or lowers the credit rating assigned to the notes or our corporate credit ratings, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes) and could also have a material adverse effect on the market value of the notes.
Holders of the notes will not be entitled to require the Operating Partnership to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.
The notes and the indenture will not include any provisions that would allow holders of the notes to require the Operating Partnership to repurchase or redeem the notes in the event of (1) a recapitalization or other highly leveraged or similar transaction involving the Operating Partnership or the REIT, (2) a change of control of the Operating Partnership or the REIT or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of the Operating Partnership’s or the REIT’s assets or similar transactions that may adversely affect the holders of the notes. The Operating Partnership or the REIT may, in the future, enter into certain transactions, such as the sale of all or substantially all of the Operating Partnership’s or the REIT’s assets or a merger or consolidation that may increase the amount of the Operating Partnership’s or the REIT’s indebtedness or substantially change the Operating Partnership’s or the REIT’s assets, which may have a material adverse effect on the Operating Partnership’s ability to service its indebtedness, including the notes, or on the REIT’s ability to pay amounts due under its guarantees of the notes.

The indenture that will govern the notes will contain restrictive covenants that limit our operating flexibility.
The indenture that will govern the notes will contain financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on:
•the ability of the Operating Partnership and any guarantor, including the REIT, to consummate a merger, consolidation or sale of all or substantially all of its assets; and
•the ability of the REIT and its subsidiaries, including the Operating Partnership, to incur secured and unsecured indebtedness.
In addition, the REIT and its subsidiaries will be required not to have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its subsidiaries’ outstanding unsecured debt on a consolidated basis. These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes.”
Furthermore, the instruments governing the Operating Partnership’s other unsecured indebtedness require it to meet specified financial covenants, including covenants relating to fixed charge coverage, the amount of secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Operating Partnership’s ability to expand or fully pursue its business strategies. The Operating Partnership’s ability to comply with these provisions and those contained in the indenture that will govern the notes may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants, including those that will be contained in the indenture, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.
Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantees provided by the guarantors, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of a guarantor, if, among other things, such guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and, at the time it incurred or entered into its guarantee:
•it was insolvent or rendered insolvent by reason of the incurrence of the guarantee;
•it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or
•it intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
In addition, under any of the circumstances described above, any payment by a guarantor pursuant to its guarantee could be voided and holders of the notes could be required to return those payments to such guarantor or to a fund for the benefit of the creditors of such guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became absolute and mature; or
•it could not pay its debts as they became due.
A court might also void a guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.
We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by a guarantor for its guarantee of the notes. If a court voided any guarantee, holders of the notes would no longer have a claim against such guarantor. In addition, the court might direct holders of the notes to repay any amounts already received from such guarantor. If the court were to void any guarantor’s guarantee, require the return of monies paid by such guarantor or subordinate the guarantee to other obligations of such guarantor, we could not assure you that funds to pay the notes would be available from the Operating Partnership or any of our other subsidiaries or from any other source.
Some of the guarantees may be released automatically.
Although our subsidiaries will not initially guarantee the notes, guarantees, if any, of the notes by our subsidiaries may be automatically released under various circumstances described under “Description of Notes—Guarantees.” Such release may occur at any time in the following circumstances:
•if such subsidiary guarantor no longer guarantees or is otherwise no longer an obligor (or if such subsidiary guarantor’s guarantee or obligation is simultaneously released or will be immediately released after the release of the subsidiary guarantor from its guarantee of the notes) in respect of Triggering Indebtedness; provided that any release of such subsidiary guarantor’s guarantee pursuant to this bullet point will not limit the obligation of such subsidiary guarantor to guarantee the notes at any time after such release if such subsidiary subsequently, directly or indirectly, guarantees, or otherwise becomes obligated in respect of, Triggering Indebtedness;
•if such subsidiary guarantor consolidates with, merges into or transfers all of its properties or assets to another guarantor, and as a result of, or in connection with, such transaction such subsidiary guarantor dissolves or otherwise ceases to exist;
•if the Operating Partnership exercises its legal defeasance option or its covenant defeasance option or if the Operating Partnership’s obligations under the indenture are discharged in accordance with the terms of the indenture, as described in “Description of Notes—Discharge, Defeasance and Covenant Defeasance”;
•upon the sale or other disposition (including by way of consolidation or merger) of such subsidiary; or
•upon the sale or disposition of all or substantially all of the assets of such subsidiary;
provided, however, that in the case of the fourth and fifth bullet points above, (1) such sale or other disposition is made to a person other than the REIT or any of its other subsidiaries and (2) such sale or disposition is otherwise permitted by the indenture.
If the IRS makes audit adjustments to the Operating Partnership’s income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from the Operating Partnership, in which case the amount of cash available for payment of principal and interest on the notes could be substantially reduced.
Under the rules governing U.S. federal income tax audits of partnerships (such as the Operating Partnership), which generally took effect on January 1, 2018, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto could be assessed and collected, at the partnership level. In the event of an IRS audit, absent available elections, it is possible the Operating Partnership could be required to pay additional taxes, interest and penalties as a result of an audit adjustment. If the Operating Partnership is required to make any such payments of taxes, penalties and interest, its cash available for payment of principal and interest on the notes could be substantially reduced.
We may fail to consummate the Sail Tower Acquisition, which could have a material adverse impact on our financial condition and results of operations.
We intend to use a portion of the net proceeds of this offering to fund the purchase price for the Sail Tower Acquisition, as described in the section entitled “Summary—Recent Developments.” The Sail Tower Acquisition is subject to customary closing conditions. There can be no assurances those conditions will be satisfied or that we will complete the Sail Tower Acquisition on the terms and in the timeframe described herein or at all. If we do not complete the Sail Tower Acquisition, we will have broad authority to use the net proceeds of this offering for other general corporate purposes, including the acquisition and development of office properties, other opportunistic investments and the repayment of outstanding debt, which may not be as accretive to our results of operations as the Sail Tower Acquisition. As a result, our failure to consummate the Sail Tower Acquisition could have a material adverse impact on our results of operations.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting estimated transaction expenses payable by us, will be approximately $      million.
The Operating Partnership intends to use the net proceeds from this offering to fund a portion of the purchase price of the Sail Tower Acquisition and the remainder to repay borrowings under its credit facility and for general corporate purposes.
This offering is not conditioned on completion of the Sail Tower Acquisition. Similarly, the closing of the Sail Tower Acquisition is not conditioned on the closing of this offering. In the event the Sail Tower Acquisition is not completed, we will use the net proceeds from this offering for general corporate purposes, including the acquisition and development of office properties, other opportunistic investments and the repayment of outstanding debt.
Pending application of any portion of the net proceeds from this offering for the Sail Tower Acquisition, the Operating Partnership may temporarily invest the remainder of the net proceeds, if any, in interest-bearing accounts and readily marketable, short-term, interest-bearing securities including certificates of deposit, interest-bearing bank deposits, obligations of the Government National Mortgage Association, government agency securities, or U.S. government obligations consistent with our intention to maintain our qualification for taxation as a REIT.
Outstanding borrowings under our credit facility include amounts that were used to fund a portion of the purchase price of the Vantage South End Acquisition.
As of the date hereof, the Operating Partnership has $315 million borrowings outstanding under the credit facility. The credit facility bears interest at the Secured Overnight Financing Rate (“SOFR”), plus a SOFR adjustment of 0.10% (“Adjusted SOFR”) and an applicable margin. The credit facility matures on April 30, 2027. As of September 30, 2024, the credit facility bore interest at Adjusted SOFR plus 0.775%.
Affiliates of certain of the underwriters are lenders and, in certain cases, agents under the credit facility and will receive pro rata portions of the portion of the net proceeds from this offering used to repay borrowing outstanding thereunder. See “Underwriting and Conflicts of Interest.”

CAPITALIZATION
The following table sets forth our actual cash and cash equivalents and consolidated capitalization as of September 30, 2024:
•on an actual basis;
•on a pro forma basis to give effect to (1) the Vantage Offering, and the application of the net proceeds therefrom together with borrowings of $143.2 million under our credit facility to fund the Vantage South End Acquisition and (2) the Sail Tower Offering, and the application of the net proceeds therefrom to fund a portion of the purchase price of the Sail Tower Acquisition; and
•on a pro forma as adjusted basis to give effect to this offering of notes, resulting in net proceeds to us, after deducting estimated transaction expenses payable by us, of $        million, and the application of the proceeds from this offering as described under “Use of Proceeds”.
Other than as described above and in the table below, no other adjustments have been made to reflect normal course operations by us or other developments with our business after September 30, 2024 (including the Vantage South End Acquisition and the anticipated Sail Tower Acquisition, as described in “Prospectus Supplement Summary—Recent Developments” above). As a result, the pro forma and pro forma as adjusted information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date.
You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the accompanying notes, in our Annual Report on Form 10-K for the year ended December 31, 2023 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are incorporated by reference into this prospectus supplement.

	As of September 30, 2024
	Actual	Pro forma	Pro forma as adjusted(1)
(Dollars in thousands)
Cash and cash equivalents:	$76,143	$76,143	$

Debt:
Unsecured Debt(2)
Credit Facility	$—	$143,240
2021 Term Loan	250,000	250,000	250,000
2022 Term Loan	400,000	400,000	400,000
Senior Notes due in 2025	250,000	250,000	250,000
Senior Notes due in 2027	125,000	125,000	125,000
Senior Notes due in 2027	100,000	100,000	100,000
Senior Notes due in 2028	250,000	250,000	250,000
Senior Notes due in 2029	275,000	275,000	275,000
Senior Notes due in 2034	500,000	500,000	500,000
Notes Offered Hereby	—	—
Secured Mortgage Notes	520,572	520,572	520,572
Discounts and unamortized loan costs	(9,280)	(9,280)
Total Notes Payable	$2,661,292	$2,804,532

Stockholder’s Equity:
Preferred stock, $1 par value per share, 20,000,000 shares authorized, none outstanding, actual and as adjusted	$—	—	—
Common stock, $1 par value per share, 300,000,000 shares authorized, 152,140,188 shares issued and outstanding, actual; 167,640,188 shares issued and outstanding, on a pro forma basis and pro forma as adjusted basis	152,140	167,640	167,640
Additional paid-in capital	5,504,035	5,956,218	5,956,218
Distributions in excess of cumulative net income	(1,240,104)	(1,240,104)	(1,240,104)
Accumulated other comprehensive income	(102)	(102)	(102)
REIT Stockholders’ Equity	$4,415,969	$4,883,652	$4,883,652
Nonredeemable noncontrolling interests	23,629	23,629	23,629
Total Stockholders’ Equity	$4,439,598	$4,907,281	$4,907,281

Total Capitalization	$7,100,890	$7,711,813	$
__________________
(1)Excludes 4,184,511 additional shares reserved for future issuance under our equity compensation plans. Includes 339,479 shares of unvested restricted stock, in each case as of December 12, 2024.
(2)As of the date hereof, we have $315 million of borrowings outstanding under our credit facility, which includes amounts drawn to fund a portion of the purchase price of the Vantage South End Acquisition and the initial $20 million deposit for the Sail Tower Acquisition.

DESCRIPTION OF OTHER INDEBTEDNESS
Credit Facility
On May 2, 2022, the Operating Partnership entered into a Fifth Amended and Restated Credit Agreement (the “credit facility”) under which the Operating Partnership may borrow up to $1 billion if certain conditions are satisfied. The REIT is also a guarantor under the credit facility. The credit facility contains financial covenants that require, among other things, the maintenance of a consolidated unencumbered interest coverage ratio of at least 1.75x; a fixed charge coverage ratio of at least 1.50x; a secured leverage ratio of no more than 50%; an unsecured leverage ratio of no more than 60%; and an overall leverage ratio of no more than 60%. The credit facility matures on April 30, 2027.
The interest rate applicable to the credit facility varies according to the Operating Partnership’s debt rating and may, at the election of the Operating Partnership, be determined based on either (1) the Daily SOFR or Adjusted SOFR and a spread of between 0.725% and 1.40%, or (2) the greater of (i) Bank of America’s prime rate, (ii) the federal funds rate plus 0.50%, (iii) Adjusted SOFR plus 1.00%, or (iv) 1.00%, plus a spread of between 0.00% and 0.40%, based on leverage. In addition to the interest rate, the credit facility is also subject to a facility fee of 0.125% to 0.30%, depending on the REIT’s debt rating, on the entire $1 billion capacity.
At September 30, 2024, the credit facility’s interest rate spread over Adjusted SOFR was 0.775%, and the facility fee spread was 0.15%. The amount that the Operating Partnership may draw under the credit facility is a defined calculation based on the REIT’s unencumbered assets and other factors. At September 30, 2024, the Operating Partnership had no amounts outstanding under the credit facility, and the total available borrowing capacity under the credit facility was $1.0 billion. As of the date hereof, we have $315 million of borrowings outstanding under the credit facility. The amounts outstanding under the credit facility may be accelerated upon the occurrence of any events of default.
Term Loans
On October 3, 2022, the Operating Partnership entered into a Delayed Draw Term Loan Agreement (the “2022 term loan”) and borrowed the full $400 million available under the 2022 term loan. The REIT is also a guarantor under the 2022 term loan. The 2022 term loan matures on March 3, 2025, with four consecutive options to extend the maturity date for an additional 180 days each. Under the terms of the 2022 term loan, the interest rate applicable to the 2022 term loan varies according to the Operating Partnership’s debt rating and may, at the election of the Operating Partnership, be determined based on either Adjusted SOFR and a spread of between 0.80% to 1.60%, or (2) the greater of (i) Bank of America’s prime rate, (ii) the federal funds rate plus 0.50%, (iii) Adjusted SOFR plus 1.00%, (iv) or 1.00%, plus a spread of between 0.00% and 0.60%, based on the Operating Partnership’s debt rating. As of September 30, 2024, the 2022 term loan’s interest rate spread over Adjusted SOFR was 0.85%. The covenants are the same as the credit facility. On April 19, 2023, the Operating Partnership entered into a floating-to-fixed rate swap with respect to $200 million of the $400 million 2022 term loan through the maturity date of March 3, 2025. This swap fixed the underlying SOFR rate at 4.298%. On January 26, 2024, the Operating Partnership entered into a floating-to-fixed rate swap with respect to the remaining $200 million of the $400 million 2022 term loan through the maturity date of March 3, 2025. This swap fixed the underlying SOFR rate at 4.6675%. These two swaps fix the underlying SOFR rate for the full $400 million at a weighted average of 4.48%.
On June 28, 2021, the Operating Partnership entered into an Amended and Restated Term Loan Agreement (the “2021 term loan”) that amended the former term loan agreement. Under the 2021 term loan, the Operating Partnership has borrowed $350 million. The REIT is also a guarantor under the 2021 term loan. On June 26, 2024, we notified the administrative agent for the 2021 term loan that we executed the first of our four available consecutive options to extend the maturity date for 180 days. Such extension became effective on August 30, 2024, and extended the maturity from August 30, 2024 to February 26, 2025. On September 19, 2022, the Operating Partnership entered into the First Amendment to the 2021 term loan. This amendment aligns covenants and available interest rates, including the addition of SOFR, to the credit facility. Under the terms of this First Amendment, the interest rate applicable to the 2021 term loan varies according to the Operating Partnership’s debt rating and may, at the election of the Operating Partnership, be determined based on either (1) the Daily SOFR or Adjusted SOFR and a spread of between 0.85% and 1.65%, or (2) the greater of (i) Bank of America’s prime rate, (ii) the federal funds rate plus 0.50%, (iii) Adjusted SOFR plus 1.00%, (iv) or 1.00%, plus a spread of between 0.00% and 0.65%, based on the Operating Partnership’s debt rating. As of September 30, 2024, the 2021 term loan’s interest rate spread over Adjusted SOFR was 1.00%. On September 27, 2022, the Operating Partnership entered into a floating-to-fixed interest rate swap with respect to the $350 million 2021 term loan through the maturity date of August 30, 2024. This swap effectively fixed the underlying SOFR rate at 4.234%. This swap matured, and the loan has reverted to the underlying variable SOFR rate.
Unsecured Senior Notes
The Operating Partnership and the REIT are co-obligors under unsecured senior notes in an aggregate principal amount of $1.0 billion that were funded in five tranches. The first tranche of $100 million is due in 2027 and has a fixed annual interest rate of 4.09%. The second tranche of $250 million is due in 2025 and has a fixed annual interest rate of 3.91%. The third tranche of $125 million is due in 2027 and has a fixed annual interest rate of 3.78%. The fourth tranche of $250 million is due in 2028 and has a fixed annual interest rate of 3.86%. The fifth tranche of $275 million is due in 2029 and has a fixed annual interest rate of 3.95%.
The unsecured senior notes contain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75x; a fixed charge coverage ratio of at least 1.50x; a secured leverage ratio of no more than 40%; and an overall leverage ratio of no more than 60%. The unsecured senior notes also contain customary representations and warranties and affirmative and negative covenants, as well as customary events of default.
Secured Mortgage Notes
As of September 30, 2024, the consolidated subsidiaries of the Operating Partnership had $520.6 million outstanding on five non-recourse mortgage notes with a weighted average interest rate of 4.70%. All interest rates on the secured mortgage notes are fixed. Assets with depreciated carrying values of $870.7 million are pledged as security on these mortgage notes payable. For each non-recourse mortgage loan, the Operating Partnership provides a customary “non-recourse carve-out guaranty.” Additional guarantees related to re-leasing costs may also apply.
2034 Senior Notes
On August 16, 2024, the Operating Partnership issued $500 million in aggregate principal amount of 5.875% Senior Notes due 2034 (the “senior notes due 2034”), which mature on October 1, 2034, pursuant to the base indenture (as defined in “Description of Notes”), as amended and supplemented by a supplemental indenture, dated as of August 16, 2024 (together with the base indenture, the “2034 indenture”), by and among the Operating Partnership, the REIT and U.S. Bank Trust Company, National Association, as trustee.
Interest on the senior notes due 2034 is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2025.
The senior notes due 2034 are fully and unconditionally guaranteed on a senior unsecured basis by the REIT. The senior notes due 2034 are senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The REIT guarantee is a senior unsecured obligation of the REIT and ranks equally in right of payment with all of the REIT’s other existing and future senior unsecured indebtedness and guarantees.
The Operating Partnership may, at its option, redeem the senior notes due 2034, in whole at any time or in part from time to time prior to July 1, 2034 at a redemption price equal to the greater of (i) 100% of the principal amount of the senior notes due 2034 to be redeemed and (ii) a “make-whole” amount, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption. In addition, at any time on or after July 1, 2034, the Operating Partnership may, at its option, redeem the senior notes due 2034, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the senior notes due 2034 to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption.

The 2034 indenture contains covenants and events of default substantially similar to those that will be applicable to the notes offered hereby.

DESCRIPTION OF NOTES
The following description summarizes key terms and provisions of the notes and the indenture referred to below, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities.”
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” references to “we,” “our” or “us” refer solely to Cousins Properties LP, Delaware limited partnership, and references to the “REIT” refer to Cousins Properties Incorporated, a Georgia corporation, and, in each case, not including such entity’s subsidiaries or affiliates, unless otherwise expressly stated or the context otherwise requires.
General
The notes will be issued pursuant to an indenture, dated as of May 8, 2024 (the “base indenture”), and a supplemental indenture, to be dated as of               , 2024, between us, the REIT, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. We refer to such indenture, as supplemented by such supplemental indenture, as the “indenture.”
The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. You may request copies of the indenture and the form of the notes from us.
The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “Book-Entry Settlement and Clearance.” The principal of (and premium, if any) and interest on, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.
Ranking
The notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to:
•all of our existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries that do not guarantee the notes and of any entity we account for using the equity method of accounting; and
•all preferred equity not owned by us, if any, in any of our subsidiaries that do not guarantee the notes and in any entity we account for using the equity method of accounting.
The guarantee of the notes will be an unsecured and unsubordinated obligation of each Guarantor (as defined below) and will rank equally in right of payment with all other existing and future unsecured and unsubordinated unsecured indebtedness and guarantees of such Guarantor. Each Guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:
•all of such Guarantor’s existing and future secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness or guarantees);
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of such Guarantor’s consolidated subsidiaries (including us) that do not guarantee the notes and of any entity such Guarantor accounts for using the equity method of accounting; and

•all preferred equity not owned by such Guarantor, if any, in any of such Guarantor’s consolidated subsidiaries (including us) that do not guarantee the notes and in any entity such Guarantor accounts for using the equity method of accounting.
Assuming we had completed this offering of the notes on September 30, 2024, the notes would have been effectively subordinated to approximately $520.6 million principal amount of secured mortgage notes and secured loans facilities outstanding on a consolidated basis. At such date, we, the REIT and our respective subsidiaries had no unsecured indebtedness, other liabilities or preferred equity outstanding on a consolidated basis other than $650.0 million principal amount outstanding on our 2022 term loan and 2021 term loan, $500.0 million aggregate principal amount of our senior notes due 2034 and $1.0 billion aggregate principal amount of our unsecured notes.
The REIT generally does not have any significant operations or material assets other than its direct and indirect investments in us. See “Risk Factors—The REIT has no significant operations, other than as the Operating Partnership’s general partner and through its other subsidiaries, does not directly own any real estate assets and does not own any other material assets, other than its investment in the Operating Partnership.” For additional information, see “Risk Factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”
Except as described under “—Certain Covenants” and “—Merger, Consolidation or Sale,” the indenture governing the notes will not prohibit us, the REIT or any of our respective subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor will the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving us, the REIT or our respective subsidiaries, (2) a change of control of us, the REIT or our respective subsidiaries or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of our, the REIT’s or our respective subsidiaries’ assets or similar transactions that may adversely affect the holders of the notes. We, the REIT or any of our respective subsidiaries may, in the future, enter into certain transactions such as the sale of all or substantially all of our, the REIT’s or any of our respective subsidiaries’ respective assets or a merger or consolidation that may increase the amount of our, the REIT’s or our respective subsidiaries’ indebtedness or substantially change our, the REIT’s or our respective subsidiaries’ respective assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. See “Risk Factors.”
Guarantees
The REIT will guarantee our obligations under the notes on a full and unconditional basis, including the due and punctual payment of principal of (and premium, if any) and interest, if any, on, the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of the guarantee, holders of the notes will not be required to exercise their remedies against us before they proceed directly against the REIT. In addition, following the original issue date of the notes, the REIT will cause each subsidiary of the REIT (other than us) if, and for so long as, such subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of Triggering Indebtedness, to, jointly and severally with the REIT and any other Subsidiary of the REIT that guarantees the notes, guarantee our obligations under the notes on a full and unconditional basis, including the due and punctual payment of principal of (and premium, if any) and interest, if any, on, the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise, by executing and delivering a supplemental indenture and a notation of guarantee that provides for the guarantee within thirty calendar days in accordance with the indenture (each such Subsidiary, unless and until such time such Subsidiary is released from its obligations under the indenture and its guarantee in accordance with the terms of the indenture, a “Subsidiary Guarantor”).
Each Guarantor’s obligations under its guarantee of the notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the guarantee constituting a fraudulent transfer or conveyance. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”

A Subsidiary Guarantor will be automatically released and relieved from its obligations under its guarantee and the indenture and any supplemental indenture in the following circumstances:
•if such Subsidiary Guarantor no longer guarantees or is otherwise no longer an obligor (or if such Subsidiary Guarantor’s guarantee or obligation is simultaneously released or will be immediately released after the release of the Subsidiary Guarantor from its guarantee of the notes) in respect of Triggering Indebtedness; provided that any release of such Subsidiary Guarantor’s guarantee pursuant to this bullet point will not limit the obligation of such Subsidiary Guarantor to guarantee the notes at any time after such release if such Subsidiary subsequently, directly or indirectly, guarantees, or otherwise becomes obligated in respect of, Triggering Indebtedness;
•if such Subsidiary Guarantor consolidates with, merges into or transfers all of its properties or assets to another Guarantor, and as a result of, or in connection with, such transaction such Subsidiary Guarantor dissolves or otherwise ceases to exist;
•if we exercise our legal defeasance option or our covenant defeasance option or if our obligations under the indenture are discharged in accordance with the terms of the indenture, as described below in “—Discharge, Defeasance and Covenant Defeasance”;
•upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor; or
•upon the sale or disposition of all or substantially all of the assets of such Subsidiary Guarantor;
provided, however, that in the case of the fourth and fifth bullet points above, (1) such sale or other disposition is made to a person other than the REIT or any of its other Subsidiaries and (2) such sale or disposition is otherwise permitted by the indenture.
Additional Notes
The notes will initially be limited to an aggregate principal amount of $ . We may, without the consent of holders of the notes offered hereby, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date and the initial interest accrual date, with the same CUSIP number as the notes offered hereby, so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered hereby and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.
Interest
Interest on the notes will accrue at the rate of                  % per year from and including              , 2024 or the most recent interest payment date to which interest has been paid or provided for and will be payable semi-annually in arrears on                  and                  of each year, beginning               , 2025. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on                  and                  (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If we redeem the notes in accordance with the terms of such notes, we will pay accrued and unpaid interest and premium, if any, to each holder that surrenders a note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity
The notes will mature on               ,                  and will be paid, subject to the procedures of DTC, against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—Optional Redemption” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.
Optional Redemption
Prior to               ,                  (                   months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points less (b) interest accrued to the date of redemption, and
•100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date the notice of redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life-and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the date the notice of redemption is given H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date the notice of redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Certain Covenants
Aggregate debt test. The REIT will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of the following (without duplication):
•its and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter for which financial information is available; and
•the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the REIT or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.
Secured debt test. The REIT will not, and will not permit any of its Subsidiaries to, incur any Debt secured by any Lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all of its and its Subsidiaries’ outstanding Debt that is secured by a Lien on any of its and its Subsidiaries’ property or assets is greater than 40% of the sum of (without duplication):
•its and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter for which financial information is available; and
•the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the REIT or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.
Debt service test. The REIT will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated EBITDA to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended for which financial information is available prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions:
•such Debt and any other Debt incurred by the REIT or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;
•the repayment or retirement of any other Debt of the REIT or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period);
•in the case of Acquired Debt or Debt incurred by the REIT or any of its Subsidiaries in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in the pro forma calculation; and
•in the case of any acquisition or disposition by the REIT or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate that would have been in effect during the entire four-quarter period had been the applicable rate for the entire such period. For purposes of the foregoing, Debt will be deemed to be incurred by the REIT or any of its Subsidiaries whenever the REIT or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.
Maintenance of total unencumbered assets. The REIT and its Subsidiaries will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.
Existence. Except as permitted under “—Merger, Consolidation or Sale,” the REIT will do or cause to be done all things necessary to preserve and keep in full force and effect its, ours and each Subsidiary Guarantor’s existence, rights (charter and statutory) and franchises. However, none of the REIT, us or any Subsidiary Guarantor will be required to preserve any right or franchise if the REIT’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of its, our or such Subsidiary Guarantor’s business.
Maintenance of properties. The REIT will cause all of its material properties used or useful in the conduct of its business or any of its Subsidiaries’ businesses to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the REIT’s judgment may be necessary in order for it to at all times properly and advantageously conduct its business carried on in connection with such properties. The REIT and its Subsidiaries will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in the REIT’s or its Subsidiaries’ best interest, (2) discontinuing maintenance or operation of any property if, in the REIT’s or its Subsidiaries’ reasonable judgment, doing so is in the REIT’s or its Subsidiaries’ best interest and is not disadvantageous in any material respect to the holders of the notes, or (3) selling or otherwise disposing for value the REIT’s or its Subsidiaries’ properties in the ordinary course of business.
Insurance. The REIT will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the REIT and its Subsidiaries do business in accordance with prevailing market conditions and availability.
Payment of taxes and other claims. We and the REIT will pay or discharge or cause to be paid or discharged before it becomes delinquent:
•all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and
•all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of its Subsidiaries.
However, the REIT will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.
Provision of financial information. For so long as any notes are outstanding, if the REIT is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, the REIT will deliver to the trustee the annual reports, quarterly reports and other documents which it is required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that the REIT files the same with the SEC. If the REIT is not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any notes are outstanding, we will deliver to the trustee within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and annual financial statements and accompanying Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) disclosure that would be required to be contained in annual reports on Form 10 - K and quarterly reports on Form 10-Q, respectively, had we been subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision.
Reports and other documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate).
Future Subsidiary Guarantors. Following the original issue date of the notes, the REIT will cause each of its Subsidiaries (other than us) if, and for so long as, such Subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of Triggering Indebtedness, to, jointly and severally with the REIT and any other Subsidiary of the REIT that guarantees the notes, guarantee our obligations under the notes on a full and unconditional basis, including the due and punctual payment of principal of (and premium, if any) and interest, if any, on, the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise, by executing and delivering a supplemental indenture and a notation of guarantee that provides for the guarantee within thirty calendar days in accordance with the indenture.

Calculations in Respect of the Notes
Except as explicitly specified otherwise in the indenture, we will be responsible for making all calculations required under the indenture and the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.
Merger, Consolidation or Sale
The indenture provides that we or the REIT may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of our or its respective property and assets to, any other entity, provided that the following conditions are met:
•we or the REIT shall be the continuing entity, or the successor entity (if other than us or the REIT, as the case may be) formed by or resulting from any merger or consolidation or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and, in our case, shall expressly assume payment of the principal of (and premium, if any) and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture or, in the case of the REIT, shall expressly assume the payment of all amounts due under its guarantee and the due and punctual performance and observance of all of the covenants and conditions of the REIT in the indenture and its guarantee, as the case may be;
•immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
•an officers’ certificate and an opinion of counsel shall have delivered to the trustee, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the indenture and that all conditions precedent provided for relating to such transaction have been complied with.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which neither we nor the REIT is the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours or the REIT, as the case may be, and (except in the case of a lease) we or the REIT shall be discharged from our or its obligations, as the case may be, under the notes, the guarantee and the indenture.
In addition, the indenture will provide that each Subsidiary Guarantor (if any) may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of such Subsidiary Guarantor’s respective property and assets to, any other entity, provided that the following conditions are met:
•such Subsidiary Guarantor shall be the continuing entity, or the successor entity (if other than such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of all amounts due under its guarantee of the notes and the due and punctual performance and observance of all of the covenants and conditions of such Subsidiary Guarantor in the indenture and its guarantee, as the case may be; provided, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another person (other than to the REIT or an affiliate of the REIT), whether through a merger, consolidation or sale of capital stock or has sold, assigned, conveyed, transferred or leased all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary;

•immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
•an officers’ certificate and an opinion of counsel shall have delivered to the trustee, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the indenture and that all conditions precedent provided for relating to such transaction have been complied with.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which such Subsidiary Guarantor is the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor and (except in the case of a lease) such Subsidiary Guarantor shall be discharged from its obligations under the notes, its guarantee and the indenture.
This “Merger, Consolidation or Sale” covenant will not apply to:
•a merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the REIT, us or any Subsidiary Guarantor; provided, however that the foregoing clause shall not apply to any merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of assets involving us where we are not the continuing entity or the successor entity; or
•a merger between the REIT or any of its Subsidiaries, on the one hand, and an affiliate of the REIT or such Subsidiary, on the other hand, incorporated or formed solely for the purpose of reincorporating or reorganizing the REIT or such Subsidiary in another state of the United States.
Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Events of Default
The indenture will provide that the following events are “Events of Default” under the notes:
•default in the payment of any interest on the notes when such interest becomes due and payable that continues for a period of 30 days;
•default in the payment of any principal of (and premium, if any) on the notes, or any redemption price due with respect to the notes, when due and payable;
•failure by us or any Guarantor to comply with our or such Guarantor’s respective obligations described under “—Merger, Consolidation or Sale”;
•default in the performance, or breach, of any of our or the REIT’s other covenants or warranties in the indenture and continuance of such default or breach for a period of 60 days after written notice is received by us as provided in the indenture;
•default under any bond, debenture, note, mortgage, indenture or instrument, other than Non-Recourse Debt, under which there may be issued or by which there may be secured or evidenced any Debt by the REIT, us or any of our respective Significant Subsidiaries, the repayment of which the REIT, us or any of our respective Significant Subsidiaries have guaranteed or for which the REIT, us or any of our respective Significant Subsidiaries are directly responsible or liable as obligor or guarantor, having an aggregate principal amount in excess of $50 million, whether such Debt exists as of the date of the indenture or shall thereafter be created, which default shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within the greater of (i) the period specified in such instrument and (ii) 60 days after written notice to us by the trustee or holders of at least 25% of the principal amount of the outstanding notes;
•the guarantee of any Guarantor ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the indenture or its guarantee of the notes, except by reason of the release of such guarantee of the notes in accordance with provisions of the indenture; or
•certain events of bankruptcy, insolvency or reorganization involving, or court appointment of a receiver, liquidator or trustee for the REIT, us or any of our respective Significant Subsidiaries.
If an Event of Default occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in each such case the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal amount of (and premium, if any) and accrued and unpaid interest on, all of the notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of the notes, by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:
•we or the REIT shall have deposited with the trustee all required payments of the principal of (and premium, if any), and interest on the notes, plus certain fees, expenses, disbursements and advances of the trustee; and
•all Events of Default, other than the non-payment of accelerated principal of (and premium, if any) or interest on the notes, have been cured or waived as provided in the indenture.
The indenture also will provide that the holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of all holders of the notes, waive any past default or Event of Default with respect to the notes and its consequences, except a default:
•in the payment of the principal of (and premium, if any) and interest (including the redemption price upon any redemption) on the notes;
•in the payment of the redemption price or any interest on the notes called for redemption pursuant to the indenture; or
•in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of all notes then outstanding or each note affected thereby.
If a default occurs and is continuing, the trustee will be required to give notice to the holders of the notes within 90 days after written notice of it is actually received by a specified responsible officer of the trustee, unless the default has been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (and premium, if any) and interest on the notes, the trustee will be protected in withholding such notice if and so long as the trustee in good faith determines that the withholding of such notice is the interest of the holders. The trustee is not required to take notice or deemed to have notice of any default or Event of Default with respect to the notes unless a specified responsible officer of the trustee has actual knowledge of the default or Event of Default or a specified responsible officer shall have received written notice at its office (which notice shall reference the notes, us and the indenture) of such default or Event of Default from us or any holder of the notes.
The indenture will provide that no holders of the notes will have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the indenture or for any remedy thereunder, except in the case of a default in the payment of principal (and premium, if any) and interest (including the redemption price upon any redemption) on the notes, unless (a) such holders previously shall have given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the notes, (b) the holders of at least 25% in aggregate principal amount of the notes then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee hereunder and shall have offered to the trustee such reasonable indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the trustee for 60 calendar days after the receipt of such notice, request and offer of such indemnity, shall have failed to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the trustee by holders of a majority in aggregate principal amount of notes in accordance with the indenture.
Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the then outstanding notes under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in aggregate principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the notes not joining therein.
Within 120 days after the close of each fiscal year, we and the REIT must deliver a certificate of the principal executive officer, principal financial officer or principal accounting officer of the REIT as to his or her knowledge of our and the REIT’s compliance with all conditions and covenants under the indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.
Discharge, Defeasance and Covenant Defeasance
The indenture shall cease to be of further effect and the REIT shall be released from its guarantee of the notes (subject to the survival of specified provisions) when:
(1)either (A) all outstanding notes have been delivered to the trustee for cancellation (subject to specified exceptions) or (B) all outstanding notes have become due and payable or will become due and payable at their maturity date within one year or are to be called for redemption on a redemption date within one year and we have irrevocably deposited with the trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on the notes in respect of principal (and premium, if any) and interest, to the date of such deposit (if the notes have become due and payable) or to the maturity date or redemption date, as the case may be;
(2)we have paid or caused to be paid all other sums payable under the indenture with respect to the notes; and
(3)we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the notes have been complied with.
The indenture provides that we may elect:
•to be discharged from any and all obligations in respect of the notes (subject to the survival of specified provisions) (“legal defeasance”); or
•to be released from compliance with the covenants described in “—Certain Covenants” (other than the covenant of ours and the REIT to do or cause to be done all things necessary to preserve and keep in full force and effect our respective existence (except as permitted in “—Merger, Consolidation or Sale”) and the provisions described in “—Certain Covenants-Provision of financial information”) (“covenant defeasance”).
To effect legal defeasance or covenant defeasance, we will be required to make an irrevocable deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations that, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal

(and premium, if any) and interest on the notes on the scheduled maturity date or the applicable redemption date, as the case may be, in accordance with the terms of the indenture and the notes. Upon any legal defeasance (but not covenant defeasance) the REIT will be released from its guarantee of the notes.
The legal defeasance or covenant defeasance described above shall only be effective if, among other things:
•we have delivered to the trustee a legal opinion of outside counsel reasonably acceptable to the trustee to the effect that the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;
•if the cash and U.S. Government Obligations or combination thereof deposited are sufficient to pay the principal of, and premium, if any, and interest on the notes, provided such notes are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem the notes on the date and to provide notice of the redemption to the holders of the notes;
•such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or the REIT are a party or by which we or the REIT are bound; and
•no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the notes shall have occurred and shall be continuing on the date of, or, solely in the case of Events of Default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.
In the event we effect covenant defeasance with respect to the notes, then any failure by us or the REIT to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default. However, if the notes are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or U.S. Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the notes at the time of any acceleration resulting from such Event of Default. However, we and the REIT would remain liable to make payment of such amounts due at the time of acceleration.
Modification, Waiver and Meetings
Modifications and amendments of the indenture with respect to the notes will be permitted to be made only with the consent of the holders of a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of each holder affected:
•reduce the principal amount of the notes whose holders must consent to an amendment or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on the notes;
•waive a default or Event of Default in the payment of the principal of (and premium, if any) or interest on the notes (except a rescission of acceleration of the notes by the holders of a majority in principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);
•make the principal of (or premium, if any) or interest on the notes payable in currency other than that stated in the notes;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of (and premium, if any) or interest on the notes and to institute suit for the enforcement of any such payment and to waivers or amendments;

•waive a redemption payment with respect to the notes; or
•release any Guarantor as a guarantor of the notes other than as provided in the indenture or modify the guarantee of any Guarantor in any manner adverse to the holders of the notes.
Notwithstanding the foregoing, modifications and amendments of the indenture with respect to the notes will be permitted to be made by us, the Guarantors and the trustee without the consent of any holder of the notes for any of the following purposes:
•to cure any ambiguity, defect or inconsistency in the indenture; provided that this action shall not adversely affect the interests of holders of the notes in any material respect;
•to evidence a successor to us as obligor or any Guarantor as guarantor under the indenture with respect to the notes;
•to make any change that does not adversely affect the interests of the holders of any notes then outstanding;
•to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;
•to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•to reflect the release of any Guarantor in accordance with the provisions of the indenture;
•to secure the notes;
•to add Guarantors with respect to the notes; or
•to conform the text of the indenture, any guarantee or the notes to any provision of this “Description of Notes” and “Description of Debt Securities” in the accompanying prospectus.
In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, the indenture provides that notes owned by us or any obligor upon the notes or any affiliate of ours or any such other obligor shall be disregarded.
The indenture contains provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action that may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum. Notwithstanding the foregoing provisions, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.
Trustee
U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the notes.
If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
Payments on the Notes; Payment Agent and Registrar; Transfer
Each installment of interest on any certificated note may at our option be paid by (1) mailing a check for such interest payable to or upon the written order of the person entitled thereto, to the address of such person as it appears on the security register or (2) wire transfer to an account maintained by the payee located inside the United States.
We will pay principal of (and premium, if any) and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.
If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. All payments will be made in United States dollars.
A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, including opinions of counsel. No service charge will be imposed by us, the REIT, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
The registered holder of a note will be treated as the owner of the note for all purposes.
No Conversion or Exchange Rights
The notes will not be convertible into or exchangeable for any shares of beneficial interest of us or the REIT.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator, controlling person, stockholder, general partner, limited partner, member or agent of us or any Guarantor, as such, or of any of our or any Guarantor’s predecessors or successors, will have any liability for any of our obligations under the notes, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Notices
Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form shall be given electronically through the facilities of DTC or any successor depository.

Governing Law
The indenture, the notes and any guarantees will be governed by, and construed in accordance with, the law of the State of New York.
Definitions
As used herein, the following terms have the respective meanings specified below:
“Acquired Debt” means Debt of a person (i) existing at the time the person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a Subsidiary or the acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.
“Annual Debt Service Charge” means, for any period, without duplication, the aggregate amount of interest expense on Debt recorded in accordance with GAAP for such period of time by the REIT and its Subsidiaries, but excluding: (i) interest reserves funded from the proceeds of any loan, (ii) amortization of debt discount, premium and deferred financing costs, (iii) prepayment penalties, (iv) gains or losses on early extinguishment of debt, and (v) non-cash swap ineffectiveness charges or charges attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and including, without limitation or duplication, effective interest in respect of original issue discount as determined in accordance with GAAP.
“Consolidated EBITDA” for any period means Consolidated Net Income of the REIT and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts that have been added for, without duplication:
•interest expense on Debt;
•provision for taxes, including any increase or decrease in deferred taxes, based on income;
•amortization of debt discount, premium and deferred financing costs;
•the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP;
•depreciation and amortization as set forth in the Consolidated Financial Statements of the REIT;
•net amount of extraordinary items and non-recurring items, as may be determined by us in good faith (including, without limitation, all prepayment penalties and any costs and fees incurred in connection with any equity issuance, debt financing or amendments thereto, or any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));
•amortization of deferred charges;
•gains or losses on early extinguishment of debt;
•noncontrolling interests;
•provisions for unrealized gains and losses, impairment losses and gains and losses on sales or other dispositions of properties and other investments;
•amortization or right-of-use assets associated with finance leases of property; and
•credit losses recognized on financial assets and certain other instruments not measured at fair value;
all reasonably determined by us on a consolidated basis in accordance with GAAP, except to the extent GAAP is not applicable.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the REIT and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Debt” means, with respect to any person, any:
•indebtedness of such person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments;
•indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by us) of the property subject to such Lien;
•reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or
•any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a finance lease in accordance with GAAP;
in the case of items of indebtedness under the first and third bullets immediately above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP; provided, however, that the term “Debt” will (1) include, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (other than the REIT or any of its Subsidiaries); provided, however, that the term “Debt” shall not include Permitted Non-Recourse Guarantees of the REIT or any of its Subsidiaries until they become primary obligations of, and payments are due and required to be made thereunder by, the REIT or any of its Subsidiaries; (2) exclude any such indebtedness (or obligations referenced in clause (1) above) that has been the subject of an “in substance” defeasance in accordance with GAAP; and (3) exclude Intercompany Indebtedness that is subordinate in right of payment to the notes (or an obligation to be liable for, or to pay, Intercompany Indebtedness that is subordinate in right of payment to the notes). In the case of indebtedness under the fourth bullet immediately above, the term “Debt” will exclude operating lease liabilities on such person’s balance sheet in accordance with GAAP.
“GAAP” generally accepted accounting principles in the United States, consistently applied, as in effect from time to time; provided, that, if the REIT is required by the SEC to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.
“Guarantors” means collectively the REIT and each Subsidiary Guarantor, if any.
“Intercompany Indebtedness” means Debt to which the only parties are any of us, the REIT or any of our respective Subsidiaries; provided, however, that with respect to any such Debt of which we or the REIT is the borrower, such Debt is subordinate in right of payment to the notes.
“Lien” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the REIT or any of its Subsidiaries securing Debt, other than a Permitted Lien.
“Non-Recourse Debt” means Debt of a joint venture or Subsidiary of ours (or an entity in which we are the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of the joint venture or Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower and is non-recourse to the REIT or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or

Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower); provided that, if any such Debt is partially recourse to the REIT or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”
“Permitted Lien” means an operating lease, Lien securing taxes, assessments and similar charges, mechanics’ lien and other similar Liens and any Lien that secures Debt of the REIT or any of its Subsidiaries owed to us.
“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements, carve-out guarantees or pledges of the equity interests in the borrower) under such Non-Recourse Debt in the ordinary course of business of the REIT or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a joint venture or Subsidiary of ours (or an entity in which we are the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to REIT or any of its other Subsidiaries, except for such completion or budget guarantees, indemnities or other guarantees (including by means of separate indemnification agreements or carve-out guarantees or pledges of the equity interests in the borrower) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).
“SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of the indenture the SEC is not existing and performing the duties now assigned to it under the Securities Act, the Exchange Act or the Trust Indenture Act, as the case may be, then the body or respective bodies performing such duties on such date.
“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended) of us or the REIT.
“Subsidiary” means, with respect to us or the REIT, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by us or the REIT, as the case may be, or by one or more other Subsidiaries of us or the REIT, as the case may be. For the purposes of this definition, “voting stock, partnership interests, membership interests or other equity interests” means stock or interests having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock or interests has such voting power by reason of any contingency.
“Total Assets” means the sum of, without duplication:
•Undepreciated Real Estate Assets; and
•all other assets (excluding accounts receivable, right-of-use operating lease assets and non-real estate intangibles) of the REIT and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.
“Total Unencumbered Assets” means the sum of, without duplication:
•those Undepreciated Real Estate Assets that are not subject to a Lien securing Debt; and
•all other assets (excluding accounts receivable and non-real estate intangibles) of the REIT and its Subsidiaries that are not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “—Certain Covenants-Maintenance of total unencumbered assets,” all investments by the REIT or any of its

Subsidiaries in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets. For the avoidance of doubt, cash held by a “qualified intermediary” in connection with proposed like-kind exchanges pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, which may be classified as “restricted” for purposes of GAAP, will nonetheless be considered Total Unencumbered Assets, so long as the REIT or a Subsidiary thereof has the right to (i) direct the qualified intermediary to return such cash to the REIT or a Subsidiary thereof if and when the REIT or a Subsidiary thereof fails to identify or acquire the proposed like-kind property or at the end of the 180-day replacement period or (ii) direct the qualified intermediary to use such cash to acquire like-kind property.
“Triggering Indebtedness” means indebtedness under (i) the Fifth Amended and Restated Credit Agreement, dated as of May 2, 2022, among us, as borrower, the REIT, as parent and guarantor, certain consolidated entities of the REIT designated as co-borrowers and/or guarantors, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A., as administrative agent, and the other lending institutions that are parties thereto, as documentation agents and lenders and (ii) the Delayed Draw Term Loan Agreement, dated as of October 3, 2022, among us, as borrower, the REIT, as parent and guarantor, certain consolidated entities of the REIT designated as co-borrowers and/or guarantors, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A., as administrative agent, and the other lending institutions that are parties thereto, as documentation agents and lenders, each as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, refunded or replaced (in whole or in part, including with any new credit agreement or credit facility) from time to time.
“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets, loans secured by real estate assets, right of use assets associated with finance leases in accordance with GAAP and related intangibles of the REIT and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include the right of use assets associated with an operating lease in accordance with GAAP.
“Unsecured Debt” means Debt of the REIT or any of its Subsidiaries which is not secured by a Lien on any property or assets of the REIT or any of its Subsidiaries.
“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
Same-Day Settlement and Payment
Settlement for the notes will be made by the purchasers in immediately available funds. All payments of principal of (and premium, if any) and interest, if any, on, the notes will be made by us in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to us.

BOOK-ENTRY SETTLEMENT AND CLEARANCE
Global Notes
The Operating Partnership will issue the notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.
Book-Entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•will not be entitled to have notes represented by the global note registered in their names;
•will not receive or be entitled to receive physical, certificated notes; and
•will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments of principal of and premium (if any) and interest with respect to notes represented by certificated notes will be made by the trustee to the accounts specified by the holders of the certificated notes or, if no account is specified, by mailing a check to each holder’s registered address.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
•DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;
•the Operating Partnership, at its option, notifies the trustee that it elects to cause the issuance of certificated notes; or
•certain other events provided in the indenture should occur.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
Certain Material U.S. Federal Income Tax Considerations
The following discussion is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and supplements the discussion included in the accompanying prospectus under the heading “Certain Federal Income Tax Considerations.” It is based upon the Code, regulations promulgated thereunder (“Treasury Regulations”), administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement, and all of which are subject to change (possibly retroactively). The discussion does not address any state, local, non-U.S. or non-income tax considerations (except with respect to the Medicare contribution tax as specifically described below). In addition, it applies only to those persons who purchase notes for cash in the initial offering at their public offering price and who will hold notes as a “capital asset” (within the meaning of Section 1221 of the Code). This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of such holder’s particular circumstances. For example, this discussion does not address U.S. federal income tax considerations applicable to taxpayers subject to special rules (such as brokers or dealers in securities and/or currencies, traders in securities who elect a mark-to-market method of tax accounting, financial institutions (including banks), tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code, persons subject to the alternative minimum tax, or U.S. expatriates or former long-term residents), taxpayers with a functional currency other than the U.S. dollar, taxpayers who will hold notes as a position in a straddle, as part of a synthetic security or hedge, or as part of a conversion transaction or other integrated investment, or taxpayers investing in notes through an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes.
For purposes of this summary, a “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a United States person. A “non-U.S. holder” means any beneficial owner of a note that is neither a U.S. holder nor a partnership (including any entity treated as a partnership for U.S. federal income tax purposes).
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. A beneficial owner of a note that is a partnership and partners in such partnership should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them of the purchase, ownership and disposition of the notes.
U.S. Holders
Payments of interest
Stated interest paid on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.
Original Issue Discount
It is expected that the issue price of the notes will equal the stated principal amount of the notes or the notes will be issued with no more than a de minimis amount of original issue discount (“OID”) for U.S. federal income tax purposes.

OID on a note is treated as de minimis for U.S. federal income tax purposes if it is less than 0.25% of the principal amount of the note multiplied by the number of complete years to maturity of the note. If a note is in fact issued with more than de minimis OID or is otherwise treated as having been issued with OID under the Treasury Regulations, then generally, the excess of the “stated redemption price at maturity” of the note offered hereunder (generally equal to all payments on the note other than payments of stated interest) over its original issue price (the initial offering price at which a substantial amount of the note offered hereunder are sold to the public) will constitute OID. A holder of such note must include OID in income over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.
Disposition
Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize capital gain or loss equal to the difference, if any, between the amount realized (other than amounts attributable to accrued and unpaid stated interest on the note, which will be taxable to a U.S. holder as ordinary interest income for U.S. federal income tax purposes to the extent not previously included in income) and the holder’s adjusted tax basis in the note at the time. A U.S. holder’s adjusted tax basis in a note will, in general, equal the U.S. holder’s cost for that note. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period with respect to the note disposed of is more than one year. For non-corporate U.S. holders, long-term capital gains are currently subject to lower tax rates than ordinary income. The deductibility of capital losses is subject to limitations.
Medicare Contribution Tax
U.S. holders who are individuals, estates or certain trusts may be required to pay an additional 3.8% Medicare tax on their net investment income (including interest on the notes and gains from the disposition of the notes), or in the case of estates and trusts, on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds. If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your own tax advisor regarding the potential applicability of this tax to your income and gains in respect of your investment in the notes.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the notes to and the proceeds from a sale or other disposition of the notes by a U.S. holder unless such U.S. holder is an exempt recipient and appropriately establishes that exemption. A U.S. holder may be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent or fails to comply with certain certification procedures or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund if the amounts withheld exceed the U.S. holder’s actual U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors concerning the application of information reporting and backup withholding rules. Exempt recipients that are not subject to backup withholding and do not provide an IRS Form W-9 will nonetheless generally be treated as a foreign payee subject to withholding under FATCA (defined below), and may be withheld upon at the 30% rate discussed below. U.S. holders should consult their own tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders
Payments of Interest
Subject to the discussions of backup withholding and FATCA below, a non-U.S. holder will generally not be subject to U.S. withholding tax on interest paid or accrued on a note, provided that:
•the non-U.S. holder does not conduct a trade or business within the United States to which the interest income is effectively connected (or, in the case of certain tax treaties, such income is not attributable to the non-U.S. holder’s permanent establishment or fixed base within the United States);
•the non-U.S. holder does not actually or constructively, directly or indirectly, own 10% or more of the capital or profits interests in the Operating Partnership;
•the non-U.S. holder is not a controlled foreign corporation that is actually or constructively related to us through stock ownership;
•the non-U.S. holder is not a bank described in Section 881(c)(3)(A) of the Code;
•either (1) the non-U.S. holder provides its name and address and certain other required information on an IRS Form W-8BEN or W-8BEN-E (or suitable substitute form) and certifies, under penalties of perjury, that it is not a “United States person” (as defined in the Code) or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder certifies under penalties of perjury that the certification referred to in clause (1) has been received from the non-U.S. holder or an intermediate financial institution and furnishes to us or the applicable paying agent a copy thereof; and
•we and our paying agent do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.
A non-U.S. holder that cannot satisfy the above requirements , and does not establish that interest on the note is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI), will generally be subject to U.S. withholding tax with respect to interest on the note, currently imposed at a rate of 30% (or a lower applicable treaty rate). To the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), although such interest is exempt from U.S. withholding tax (if a properly executed IRS Form W-8ECI has been provided), the non-U.S. holder will be subject to U.S. federal income tax on a net income basis and, if it is a foreign corporation, may be subject to an additional 30% U.S. branch profits tax (or a lower applicable treaty rate) on such non-U.S. holder’s effectively connected earnings and profits.
A non-U.S. holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of withholding tax or is exempt from U.S. withholding tax, provided the non-U.S. holder furnishes us or the applicable paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or an applicable successor form claiming the reduction or exemption and the non-U.S. holder complies with any other applicable procedures.
Disposition
Subject to the discussions below regarding backup withholding, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange, redemption, retirement or other disposition of a note (other than amounts attributable to accrued and unpaid interest, which will generally be treated as described under “—Payments of Interest” above), unless:
(1)such gain is effectively connected with the conduct by such a non-U.S. holder of a U.S. trade or business (and, if certain tax treaties apply, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States); or

(2)in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met.
A non-U.S. holder described in clause (1) above will be subject to tax on the net gain derived from the sale or other disposition at regular graduated U.S. federal income tax rates and, if it is a foreign corporation, may be subject to an additional 30% U.S. branch profits tax (or a lower applicable treaty rate) on such non-U.S. holder’s effectively connected earnings and profits. An individual described in clause (2) above will be subject to a flat 30% tax on any gain derived from the sale or other taxable disposition, which may be offset by certain United States source capital losses, except as otherwise required by an applicable income tax treaty or subject to other limitations.
Information Reporting and Backup Withholding
A non-U.S. holder will be subject to information reporting with respect to interest paid or accrued on a note and the amount of tax withheld, if any, and may be subject to information reporting with respect to amounts realized on the disposition of a note. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. A non-U.S. holder not subject to U.S. federal income tax may nonetheless be subject to backup withholding on interest paid or accrued on a note, and with respect to amounts realized on the disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder certifies its non-U.S. status by providing the withholding agent with the applicable version of IRS Form W-8 or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, if the amounts withheld exceed the non-U.S. holder’s actual U.S. federal income tax liability and the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors as to their qualifications for an exemption from backup withholding and the procedure for obtaining such an exemption.
FATCA Withholding
Non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding regime generally applies to payments of interest on our notes, and is expected to generally apply to other “withholdable payments” (including, subject to the proposed Treasury Regulations as discussed below, payments of gross proceeds from a sale, repayment, retirement, or other disposition of our notes). Proposed Treasury Regulations have been issued that, when finalized, will provide that such “gross proceeds” withholding will not apply. In the preamble to the proposed Treasury Regulations, the government provided that taxpayers may rely upon the proposed regulations until the issuance of final Treasury Regulations. In general, to avoid withholding, any non-U.S. intermediary through which a holder owns our notes must establish its compliance with the foregoing regime, and a non-U.S. Holder must provide certain documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required, its direct and indirect U.S. owners. Non-U.S. Holders and holders who hold our notes through a non-U.S. intermediary are urged to consult their own tax advisor regarding foreign account tax compliance.
THE PRECEDING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE,

LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING AND CONFLICTS OF INTEREST
Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom J.P. Morgan Securities LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives, has severally agreed to purchase, and the Operating Partnership has agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriter	Principal amount
J.P. Morgan Securities LLC	$
Truist Securities, Inc.	$
U.S. Bancorp Investments, Inc.	$
Total	$
The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering be subject to approval of legal matters by counsel and to other conditions, including delivery of customary certificates and opinions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to dealers at the public offering price less a concession not to exceed           % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed           % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.
The following table summarizes the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and in total):

Paid by us
Per Note	%
Total	$
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $          , which will be payable by us.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
The notes are a new issue of debt securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.
In connection with the offering of the notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities at any time without notice.
The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, for which they received or will receive customary fees and expense reimbursement. For instance, an affiliate of J.P. Morgan Securities LLC is the Syndication Agent and an L/C Issuer, J.P. Morgan Securities LLC is a
Co-Sustainability Structuring Agent and affiliates of Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are Documentation Agents under our credit facility. Further, an affiliate of Truist Securities, Inc. is an L/C Issuer and affiliates of J.P. Morgan Securities LLC and Truist Securities, Inc. are Joint Lead Arrangers and Joint Bookrunners under the credit facility. In addition, affiliates of J.P. Morgan Securities LLC and Truist Securities, Inc. are Joint Lead Arrangers and Joint Bookrunners, an affiliate of Truist Securities, Inc. is a Co-Documentation Agent, and an affiliate of J.P Morgan Securities LLC is a Syndication Agent under our 2021 term loan. Finally, U.S. Bancorp Investments, Inc. is an affiliate of the trustee.
Affiliates of certain of the underwriters are lenders and, in certain cases, agents under the credit facility. As a result, certain of the underwriters or their affiliates will receive pro rata portions of the net proceeds from this offering.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Prohibition of Sales to EEA Retail Investors
The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”).
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any

rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
In addition, in the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) and/or (ii) are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the notes in the UK within the meaning of the FSMA. Any person in the UK that is not a relevant person should not act or rely on the information included in this prospectus supplement and the accompanying prospectus or use either as a basis for taking any action. In the UK, any investment or investment activity to which this prospectus supplement and accompanying prospectus relates may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) under Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is:
(a)a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor, then securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or any person pursuant to Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Singapore Securities and Futures Act Product Classification-Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Settlement
We expect that delivery of the notes will be made to investors on or about          , 2024, which will be the third business day following the date of the pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS
Certain legal matters, including the validity of the notes and the guarantee, will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. Hogan Lovells US LLP, Washington, D.C., will act as counsel to the underwriters.

EXPERTS
The consolidated financial statements, and the related financial statement schedule incorporated in this prospectus supplement by reference from Cousins Properties Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Cousins Properties Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
Cousins Properties Incorporated
Common Stock
Warrants
Guarantee of Debt Securities of Cousins Properties LP by
Cousins Properties Incorporated
Preferred Stock
Depositary Shares
Cousins Properties LP
Debt Securities

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the following securities, which are described in this prospectus:
•common stock of the Company;
•warrants of the Company;
•debt securities of the Operating Partnership, guaranteed by the Company;
•preferred stock of the Company; and
•depository shares of the Company.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you make a decision to invest.
We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. This prospectus may not be used to consummate sales of securities unless accompanied by an applicable prospectus supplement.
Our principal executive offices are located at 3344 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326 and our telephone number is (404) 407-1000.
Our common stock trades on the New York Stock Exchange under the symbol “CUZ.”
Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 8 of this prospectus. You should also refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before making a decision to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, as well as any free writing prospectus we file in connection with any specific offering, may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement that contains this prospectus contains additional information about Cousins Properties and Cousins Properties LP and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
Unless otherwise stated or the context otherwise requires, references in this prospectus to “Cousins Properties,” “we,” “us” and “our” refer, collectively, to Cousins Properties Incorporated and its consolidated subsidiaries, including Cousins Properties LP; references to the “Company” refer only to Cousins Properties Incorporated and not to any of its subsidiaries or affiliates; and references to the “Operating Partnership” refer only to Cousins Properties LP, and not to its parent or subsidiaries or affiliates.
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell anywhere or to anyone where or to whom the selling stockholders are not permitted to offer to sell securities under applicable law.
You should not assume that the information incorporated by reference or provided in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus prepared by us is accurate as of any date other than the date of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Except as specifically described below, information included in the SEC’s website is not incorporated by reference into this prospectus. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, annual reports, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website (http://investors.cousins.com/sec-filings) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.
We “incorporate by reference” into this prospectus some of the documents that we have filed and will file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement, and information that we file subsequently with the SEC will automatically update this prospectus and any prospectus supplement. We incorporate by reference the documents and information listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and up until the time we sell all the securities offered by this prospectus and any prospectus supplement:
•Annual Report on Form 10-K for the year ended December 31, 2023;
•Definitive Proxy Statement on Schedule 14A filed on March 14, 2024;
•Quarterly Report on Form 10-Q for the quarter ended March 31, 2024; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 1-11312) dated August 4, 1992, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2019, and as subsequently amended and updated from time to time.
We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, a copy of the filings that have been incorporated by reference in this prospectus (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) upon written or oral request by contacting us at the following address or telephone number:
Cousins Properties Incorporated
3344 Peachtree Road, N.E., Suite 1800
Atlanta, Georgia 30326
Attention: Investor Relations
Telephone: (404) 407-1000
We also maintain an Internet site at www.cousins.com at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

COUSINS PROPERTIES INCORPORATED AND COUSINS PROPERTIES LP
We are a self-administered and self-managed real estate investment trust, or REIT. Our core focus is on the acquisition, development, ownership, and management of Class A office assets and opportunistic mixed-use developments in Sunbelt markets, with a particular focus on Atlanta, Austin, Phoenix, Tampa, Charlotte, Dallas, and Nashville. As of December 31, 2023, our portfolio of real estate assets consisted of interests in 36 operating office properties containing 18,835,000 rentable square feet of office space, one operating mixed-use property containing 448,000 square feet of space, and two projects under active development, that are expected to add 338,000 square feet of office space, 448,000 square feet of retail space, and 542 apartment units.
We have a comprehensive strategy in place based on a disciplined approach to capital allocation that includes opportunistic acquisitions, selective developments, and timely dispositions of non-core assets with a goal of maintaining a portfolio of newer and more efficient properties with lower capital expenditure requirements. To implement this disciplined approach, we maintain a simple, flexible, and low-leveraged balance sheet that allows us to pursue compelling growth opportunities at the most advantageous points in the cycle. This approach enables us to maintain a targeted, asset-specific approach to investing where we seek to leverage our acquisition and development skills, relationships, market knowledge, and operational expertise.
We intend to generate returns and create value for our shareholders through the further lease up of our portfolio, the execution of our development pipeline and through opportunistic investments within our core markets, including acquisitions and development projects.
Cousins Properties Incorporated is a Georgia corporation and since 1987 have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We have been a public company since 1962, and our common stock trades on the New York Stock Exchange under the symbol “CUZ.” The Company conducts substantially all of its business through Cousins Properties LP, a Delaware limited partnership.

GUARANTOR DISCLOSURES
The Company may guarantee debt securities of the Operating Partnership as described in “Description of Debt Securities.” Any such guarantees by the Company will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities.
Under Rule 3-10 of Regulation S-X, as amended, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Operating Partnership have not been presented.
Furthermore, as permitted under Rule 13-01(a)(4)(vi)(A) of Regulation S-X, the Company has excluded the summarized financial information for the Operating Partnership because the assets, liabilities and results of operations of the Company and Operating Partnership are not materially different than the corresponding amounts in the Company’s consolidated financial statements, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

FORWARD-LOOKING STATEMENTS
Certain matters contained in this prospectus and the documents that are incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized herein. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as:
•guidance and underlying assumptions;
•business and financial strategy;
•future debt financings;
•future acquisitions and dispositions of operating assets or joint venture interests;
•future acquisitions and dispositions of land, including ground leases;
•future development and redevelopment opportunities;
•future issuances and repurchases of common stock, limited partnership units, or preferred stock;
•future distributions;
•projected capital expenditures;
•market and industry trends;
•future occupancy or volume and velocity of leasing activity;
•entry into new markets, changes in existing market concentrations, or exits from existing markets;
•future changes in interest rates and liquidity of capital markets; and
•all statements that address operating performance, events, investments, or developments that we expect or anticipate will occur in the future - including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following:
•the availability and terms of capital;
•the ability to refinance or repay indebtedness as it matures;
•any changes to our credit rating;
•the failure of purchase, sale, or other contracts to ultimately close;
•the failure to achieve anticipated benefits from acquisitions, developments, investments, or dispositions;
•the effect of common stock or operating partnership unit issuances, including those undertaken on a forward basis;
•the availability of buyers and pricing with respect to the disposition of assets;

•changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Tampa, Charlotte, Phoenix, Dallas, and Nashville, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions;
•threatened terrorist attacks or sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism, which may result in a disruption of day-to-day building operations;
•changes to our strategy in regard to our real estate assets may require impairment to be recognized;
•leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates;
•changes in the preferences of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely;
•any adverse change in the financial condition or liquidity of one or more of our tenants;
•volatility in interest rates (including the impact upon the effectiveness of forward interest rate contract arrangements) and insurance rates;
•inflation;
•competition from other developers or investors;
•the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk);
•supply chain disruptions, labor shortages, and increased construction costs;
•risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems, which support our operations and our buildings;
•changes in senior management, changes in the Board of Directors, and the loss of key personnel;
•the potential liability for uninsured losses, condemnation, or environmental issues;
•the potential liability for a failure to meet regulatory requirements, including the Americans with Disabilities Act and similar laws or the impact of any investigation regarding the same;
•the financial condition and liquidity of, or disputes with, joint venture partners;
•any failure to comply with debt covenants under credit agreements;
•any failure to continue to qualify for taxation as a real estate investment trust or meet regulatory requirements;
•potential changes to state, local, or federal regulations applicable to our business;
•material changes in dividend rates on common shares or other securities or the ability to pay those dividends;
•potential changes to the tax laws impacting REITs and real estate in general;
•risks associated with climate change and severe weather events, as well as the regulatory efforts intended to reduce the effects of climate changes and investor and public perception of our efforts to respond to the same;

•the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results;
•risks associated with possible federal, state, local, or property tax audits; and
•those additional risks and environmental or other factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by the Company.
The risks set forth above are not exhaustive. The Annual Report on Form 10-K for the year ended December 31, 2023, including Part 1, Item 1A. Risk Factors, includes additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the potential impact of all risk factors on our business or the extent to which any factors, or any combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Given the uncertainties and risks discussed herein, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K for future periods, and our Current Reports on Form 8-K as we file such reports with the SEC, and to other materials we may file with or furnish to the SEC, for a discussion of risks and uncertainties that may cause actual results, performance, or achievements to differ materially from those expressed or implied by any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

RISK FACTORS
An investment in our securities involves significant risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making a decision to invest in our securities.

USE OF PROCEEDS
Unless otherwise indicated in the accompanying prospectus supplement, we intend to use the net proceeds of any sale of securities for general corporate purposes. Pending application of such net proceeds, we will invest such proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with our intention to continue to qualify for taxation as a REIT.

DESCRIPTION OF COMMON STOCK
General
Our authorized common stock consists of 300,000,000 shares of common stock, par value $1.00 per share. Each outstanding share of common stock entitles the holder to one vote on all matters presented to shareholders for a vote. Cumulative voting for the election of directors is not permitted, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of common stock have no preemptive rights. At April 19, 2024, there were 152,071,718 shares of common stock outstanding.
Shares of common stock currently outstanding are listed for trading on the New York Stock Exchange, or the NYSE, under the symbol “CUZ.” We will apply to the NYSE to list the additional shares of common stock to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.
All shares of common stock issued will be duly authorized, fully paid, and non-assessable. Distributions may be paid to the holders of common stock if and when declared by our board of directors out of funds legally available therefor.
Under Georgia law, shareholders are generally not liable for our debts or obligations. If we are liquidated, subject to the rights of any holders of preferred stock, if any, to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities.
Provisions of Our Articles of Incorporation and Bylaws
In addition to any vote otherwise required by applicable law, our Restated and Amended Articles of Incorporation, as amended, or Articles of Incorporation, provide that:
•any merger or consolidation of Cousins with or into any other corporation;
•any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Cousins;
•the adoption of any plan or proposal for the liquidation or dissolution of Cousins; or
•any reclassification of our securities or recapitalization or reorganization of Cousins, requires the affirmative vote of the holders of at least two-thirds of the then outstanding shares of common stock. In addition, any amendment of or addition to our Articles of Incorporation or our Bylaws, as amended and restated, or our Bylaws, which would have the effect of amending, altering, changing or repealing the foregoing provisions of our Articles of Incorporation requires the affirmative vote of the holders of at least two-thirds of the then outstanding shares of common stock.
The provisions of our Articles of Incorporation described above and those described below under the caption “Restrictions on Transfer” may make it more difficult, and thereby discourage, attempts to take over control of Cousins, and may make it more difficult to remove incumbent management. None of these provisions, however, prohibit an offer for all of the outstanding shares of our common stock or a merger of Cousins with another entity. Other than as set forth in this prospectus, our board of directors has no present plans to adopt any additional measures which would discourage a takeover or change in control of Cousins.
Restrictions on Transfer
In order for Cousins to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See “Certain

Federal Income Tax Considerations.” Because our board of directors believes that it is essential for us to continue to qualify as a REIT, our board of directors has adopted, and our shareholders have approved, provisions of our Articles of Incorporation restricting the acquisition of shares of stock.
Article 11 of our Articles of Incorporation generally prohibits any transfer of shares of stock which would cause the transferee of such shares to “Own” shares in excess of 3.9% in value of the outstanding shares of all classes of stock (the “Limit”). For purposes of Article 11, “Ownership” of shares is broadly defined to include all shares that would be attributed to a “Person” for purposes of determining whether Cousins is “closely held” under Section 856(a)(6) of the Code. The term “Person” is broadly defined to include an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(1) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include a corporate underwriter that participates in a public offering of our common stock for a period of seven days following the purchase of our common stock by such underwriter. “Person” does not include an organization that qualifies under Section 501(c)(3) of the Code and that is not a private foundation within the meaning of Section 509(a) of the Code. Article 11 also prohibits any Person, except for Persons who Owned shares in excess of the Limit on December 31, 1986, which we refer to as the Prior Owners, from Owning shares in excess of the Limit. Article 11 further prohibits Prior Owners (including certain family members and other persons whose shares are attributed to such Prior Owners under the relevant sections of the Code) from acquiring any shares not Owned as of December 31, 1986, unless after any such acquisition, such Prior Owner would not Own a percentage of the value of our outstanding shares of stock greater than the percentage of the value of our outstanding shares of stock Owned by such Prior Owner on December 31, 1986, excluding, for the purpose of calculating such Prior Owner’s Ownership percentage after such acquisition, shares acquired since December 31, 1986 through pro rata stock dividends or splits, shareholder approved stock plans or from Persons whose shares are attributed to such Prior Owner for determining compliance with the stock ownership requirement.
Our Articles of Incorporation allow our board of directors, in the exercise of its sole and absolute discretion, to except from the Limit certain specified shares of stock proposed to be transferred to a Person who provided our board of directors with such evidence, undertakings and assurances our board of directors may require that such transfer to such Person of the specified shares of stock will not prevent our continued qualification as a REIT under the Code. Our board of directors may, but is not required to, condition the grant of any such exemption on obtaining an opinion of counsel, a ruling from the Internal Revenue Service, assurances from one or more third parties as to future acquisitions of shares or such other assurances as our board of directors may deem to be satisfactory.
If, notwithstanding the prohibitions contained in Article 11, a transfer occurs which, absent the prohibitions, would have resulted in the Ownership of shares in excess of the Limit or in excess of those owned by a Prior Owner on December 31, 1986, such transfer is void and the transferee acquires no rights in the shares. Shares attempted to be acquired in excess of the Limit or shares attempted to be acquired by a Prior Owner after December 31, 1986, as the case may be, would constitute “Excess Shares” under Article 11.
Excess Shares have the following characteristics under Article 11:
•Excess Shares shall be deemed to have been transferred to Cousins as Trustee of a trust (the “Trust”) for the exclusive benefit of the Person or Persons to whom the Excess Shares are later transferred;
•An interest in the Trust (representing the number of Excess Shares held by the Trust attributable to the particular transferee) shall be transferable by the transferee (1) at a price not exceeding the price paid by such transferee in connection with the transfer to it or (2) if the shares became Excess Shares in a transaction other than for value, at a price not exceeding the Market Price (as defined in our Articles of Incorporation) on the date of transfer, and only to a Person who could Own the shares without the shares being deemed Excess Shares;
•Excess Shares shall not have any voting rights and shall not be considered for the purposes of any shareholder vote or of determining a quorum for such vote, but shall continue to be reflected as issued and outstanding stock of Cousins;

•No dividends or distributions shall be paid with respect to Excess Shares, and any dividends paid in error on Excess Shares are payable back to us upon demand; and
•Excess Shares shall be deemed to have been offered for sale to Cousins for the period of 90 days following the date on which the shares become Excess Shares, if notice is given by the transferee to us, or the date on which our board of directors determines that such shares are Excess Shares, if notice is not given by the transferee to Cousins. During such 90-day period, we may accept the offer and purchase any or all of such Excess Shares at the lesser of the price paid by the transferee and the Market Price (as defined) on the date we accept the offer to purchase. Before any transfer of Excess Shares to any transferee, we must (1) be notified, (2) waive our rights to accept the offer to purchase the Excess Shares, and (3) determine in good faith that the shares do not constitute Excess Shares in the hands of the transferee.
Under Article 11, if any Person acquires shares in violation of the prohibitions in Article 11, and we would have qualified as a REIT under the Code but for such acquisition, that Person must indemnify us in an amount equal to the amount that will put us in the same financial position as we would have been in had we not lost our qualified REIT status. Such amount includes the full amount of all taxes, penalties, interest imposed and all costs (plus interest thereon) incurred by us as a result of losing our qualified REIT status. Such indemnification is applicable until we are again able to elect to be taxed as a REIT. If more than one Person has acquired shares in violation of Article 11 at or prior to the time of the loss of REIT qualification, then all such Persons shall be jointly and severally liable for the indemnity.
Article 11 also requires our board of directors to take such action as it deems advisable to prevent or refuse to give effect to any transfer or acquisition of our stock in violation of Article 11, including refusing to make or honor on our books, or seeking to enjoin, a transfer in violation of Article 11. Article 11 does not limit the authority of our board of directors to take any other action as it deems necessary or advisable to protect us and the interests of our shareholders by preserving our qualified REIT status.
Article 11 further requires any Person who acquires or attempts to acquire shares in violation of Article 11 to give us written notice of such transaction and to provide us with such other relevant information as we may request. We can request such information from any Person that we determine, in good faith, is attempting to acquire shares in violation of Article 11.
Limitation of Directors’ Liability
Our Articles of Incorporation eliminate, subject to certain exceptions, the personal liability of a director to Cousins or our shareholders for monetary damages for breaches of such director’s duty of care or other duties as a director. Our Articles of Incorporation do not provide for the elimination of, or any limitation on, the personal liability of a director for (1) any appropriation, in violation of the director’s duties, of any business opportunity of Cousins, (2) acts or omissions that involve intentional misconduct or a knowing violation of law, (3) unlawful corporate distributions or (4) any transaction from which the director derived an improper personal benefit. These provisions of our Articles of Incorporation will limit the remedies available to a shareholder in the event of breaches of any director’s duties to such shareholder or Cousins.
Under Article VI of our Bylaws, we are required to indemnify any person who is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of Cousins), by reason of the fact that he is or was a director, officer, agent or employee of Cousins against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding provided that such person shall not be indemnified in any proceeding in which he is adjudged liable to us for:
•any appropriation, in violation of his duties, or of any business opportunity of Cousins;
•acts or omissions which involve intentional misconduct or knowing violation of law;
•unlawful corporate distributions; or

•any transaction from which such person received improper personal benefit.
Expenses incurred by any person according to the foregoing provisions shall be paid by us in advance of the final disposition of such proceeding upon receipt of the written affirmation of such person’s good faith belief that he has met the standards of conduct required under our Bylaws.
Indemnification Agreements with Directors and Certain Officers
We have entered into indemnification agreements with our directors and certain officers providing contractual indemnification by us to the maximum extent authorized by law.
Shareholder Action
Our Bylaws allow action by the shareholders without a meeting only by unanimous written consent.
Advance Notice for Shareholder Proposals or Nominations at Meetings
In accordance with our Bylaws, shareholders may, (i) nominate persons for election to the board of directors or bring other business before an annual meeting of shareholders and (ii) nominate persons for election to the board of directors at a special meeting of shareholders, only by delivering prior written notice to us and complying with certain other requirements. With respect to any annual meeting of shareholders, such notice must generally be received by our Corporate Secretary no later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. With respect to any special meeting of shareholders, such notice must generally be received by our Corporate Secretary no later than the 10th day following the day on which the date of the special meeting and either the names of the nominees proposed to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed. Any notice provided by a shareholder under these provisions must be in the form required and include the information and representations specified in our Bylaws.
Georgia Anti-Takeover Statutes
The Georgia Business Corporation Code restricts certain business combinations with “interested shareholders” and contains fair price requirements applicable to certain mergers with certain interested shareholders that are summarized below. The restrictions imposed by these statutes will not apply to a corporation unless it elects to be governed by these statutes. Cousins has not elected to be covered by these restrictions, but, although we have no present intention to do so, could elect to do so in the future.
The Georgia Business Corporation Code regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, and where the acquiror became an interested shareholder of the corporation, unless either:
•the transaction resulting in such acquiror becoming an interested shareholder or the business combination received the approval of the corporation’s board of directors prior to the date on which the acquiror became an interested shareholder;
•the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons, in the same transaction in which the acquiror became an interested shareholder; or
•the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons, subsequent to the transaction in which the acquiror became an interested shareholder, and the business combination is approved by a majority of the shares entitled to vote, exclusive of shares owned by the interested shareholder, directors and officers of the corporation, certain affiliates of the corporation and the interested shareholder and certain employee stock plans.

For purposes of this statute, an interested shareholder generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The statute prohibits business combinations with an unapproved interested shareholder for a period of five years after the date on which such person became an interested shareholder.
The statute restricting business combinations is broad in its scope and is designed to inhibit unfriendly acquisitions.
The Georgia Business Corporation Code also prohibits certain business combinations between a Georgia corporation and an interested shareholder unless:
•certain “fair price” criteria are satisfied;
•the business combination is unanimously approved by the continuing directors;
•the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder; or
•the interested shareholder has been such for at least three years and has not increased his ownership position in such three-year period by more than one percent in any 12-month period.
The fair price statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified “fair price” requirements.
Other Matters
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock. The warrants may be issued independently or together with any other securities offered by any prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered by this prospectus. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the designation, number and terms of shares of common stock purchasable upon exercise of such warrants;
•the process for changes to or adjustments in the exercise price;
•the date, if any, on and after which such warrants and the related common stock will be separately transferable;
•the price at which each share of common stock purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•the minimum or maximum amount of such warrants which may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•a discussion of certain federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES
As used in this section, references to the “Operating Partnership,” “we,” “our” or “us” refer solely to Cousins Properties LP and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to Cousins Properties Incorporated and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
The debt securities will be issued under an indenture between us and the trustee, who will be named in the applicable prospectus supplement. The indenture will be subject to the Trust Indenture Act of 1939, as amended. As used in this prospectus, debt securities means any debentures, notes, bonds and other evidences of indebtedness that we may issue and the trustee authenticates and delivers under the indenture.
We have summarized in this section the selected terms and provisions of the indenture to which any prospectus supplement may relate. This summary is not complete. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this section by reference. You should read the indenture for additional information before you buy any debt securities. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those contained in that prospectus supplement.
General
The debt securities will be our direct, unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness. The indenture will not limit the amount of debt securities that we may issue and will permit us to issue debt securities from time to time. The indenture provides that debt securities issuable thereunder may be issued up to the aggregate principal amount which may be authorized by us from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us pursuant to the indenture.
A prospectus supplement relating to each series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the debt securities;
•any limit on the total principal amount of the debt securities;
•the price at which the debt securities will be issued;
•the date or dates on which the principal of the debt securities will be payable;
•the interest rate on the debt securities, if any;
•the date from which interest will accrue;
•the record and interest payment dates for the debt securities;
•the location (other than New York City, Manhattan) of the paying agent;
•any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;
•any sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;
•if other than denominations of $2,000 and any integral multiples of $1,000, the denominations in which any of our debt securities are issuable;
•if other than the trustee, the identity of each security registrar and/or paying agent;

•the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;
•any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;
•whether the provisions described under the heading “Defeasance” below apply to the debt securities;
•any modifications or additions to the events of default;
•any modifications or additions to the covenants;
•whether the debt securities will be issued in certificated form or book-entry form and whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities;
•the form of the securities;
•the terms of any right to convert or exchange the debt securities into any other securities or property; and
•any other terms of the debt securities.
As described in each prospectus supplement relating to any particular series of debt securities offered thereby, the indenture may contain covenants limiting:
•the incurrence of debt by us;
•the incurrence of debt by our subsidiaries;
•the making of certain payments by us and our subsidiaries;
•subsidiary mergers;
•the business activities of us and our subsidiaries;
•the issuance of preferred stock of subsidiaries;
•asset dispositions;
•transactions with affiliates;
•the granting of liens; and
•mergers and consolidations involving us.
The indenture may also include any such other covenants as set forth in the applicable prospectus supplement.
Trustee
There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated, any action described herein to be taken by a trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Payment; Transfer
We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or where you can transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.
Denominations
Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $2,000 each or multiples of $1,000.
Original Issue Discount
Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an “original issue discount security,” that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security pursuant to the indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.
Guarantees
The Company will fully and unconditionally guarantee the Operating Partnership’s obligations under the debt securities, including the due and punctual payment of principal of and premium, if any, and interest on the debt securities, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of the Company’s guarantee, holders of the debt securities will not be required to exercise their remedies against the Operating Partnership before they proceed directly against the Company. The Company’s obligations under the guarantee will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Company, result in the guarantee constituting a fraudulent transfer or conveyance. The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of the Company. The Company’s guarantee will be effectively subordinated in right of payment to:
•all existing and future mortgage indebtedness and other secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees); and
•all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries.
Consolidation, Merger or Sale
The indenture generally will permit a consolidation or merger between us and another entity. It will also permit the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another entity. These transactions will be permitted if:
•we are the continuing entity or, if not, the resulting or acquiring entity assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and
•immediately after the transaction, no event of default (as defined in the indenture) exists.
If we consolidate or merge with or into any other company or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring company may be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor company may be able to exercise our rights and powers under the indenture, in our name or in its own name and we may be released from all of our liabilities and obligations under the indenture and under the debt securities.
Modification and Waiver
Under the indenture, some of our rights and obligations and some of the rights of holders of the debt securities may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. The following modifications and amendments will not be effective against any holder without its consent:
•reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or change the time for payment of interest, including defaulted interest;
•reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;
•make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;
•modify the ranking or priority of the debt securities;
•make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;
•waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or
•make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.
We and the trustee will be able to modify and amend the indenture without the consent of any holder of debt securities for any of the following purposes:
•cure any ambiguity, omission, defect or inconsistency;
•comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;
•provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;
•create a series and establish its terms;
•provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or
•make any change that does not adversely affect the rights of any holder.

Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will be able to, on behalf of all holders of that series:
•waive our compliance with certain restrictive covenants of the indenture; and
•waive any past default under the indenture, except:
◦a default in the payment of the principal of or any premium or interest on any debt securities of that series; or
◦a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.
Events of Default
Unless the applicable prospectus supplement states otherwise, “event of default,” when used in the indenture with respect to any series of debt securities, may include any of the following:
•failure to pay interest on any debt security of that series for 30 days after the payment is due;
•failure to pay the principal of or any premium on any debt security of that series when due;
•failure to perform any other covenant in the indenture that applies to any debt securities of that series for 60 days after we have received written notice by registered or certified mail of the failure to perform in the manner specified in the indenture;
•certain events of bankruptcy, insolvency or reorganization; or
•any other event of default that may be specified for the debt securities of that series when that series is created.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series will be able to declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.
The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of such series when an event of default occurs and continues.
An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture will require us to certify to the trustee each year that defaults do not exist under the terms of the indenture. The trustee will withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers such withholding of notice to be in the best interests of the holders.
Other than its duties in the case of a default, a trustee will not be obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will be able to, with respect to the debt securities of that series, direct:
•the time, method and place of any proceeding for any remedy available to the trustee; or
•the exercise of any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•the holder has previously given the trustee written notice of a continuing event of default with respect to that series;
•the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;
•such holder or holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;
•the trustee has not started such proceeding within 60 days after receiving the request; and
•the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.
However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce such payment.
Defeasance
Defeasance and Discharge. At the time that we establish a series of debt securities under the indenture, we will be able to provide that the debt securities of that series will be subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series on the dates such payments are due under the indenture and the terms of the debt securities. As used above, “government obligations” will mean:
•securities of the same government which issued the currency in which the series of debt securities are denominated and in which interest is payable; or
•securities of government agencies backed by the full faith and credit of such government.
In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:
•the indenture will no longer apply to the debt securities of that series, except for certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds; and
•holders of debt securities of that series will only look to the trust for payment of principal, any premium and interest on the debt securities of that series.
Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the indenture, we will be able to provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and make the deposit described under the heading “Defeasance and Discharge” above, we will not have to comply with certain restrictive covenants and events of default contained in the indenture.
In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect.
If we exercise our option not to comply with the covenants listed above and the debt securities of such series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of such series on the date such payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.
Condition. Such a trust will only be permitted to be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

DESCRIPTION OF PREFERRED STOCK
This section describes the general terms and provisions of our preferred stock that may be offered by this prospectus as well as a description of our limited voting preferred stock issued in connection with our transactions with Parkway Properties, Inc. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock. You should read our Articles of Incorporation and the amendment to our Articles of Incorporation establishing the terms of our preferred stock relating to the applicable series of the preferred stock, including the amendment establishing the terms of our limited voting preferred stock, for additional information before you make a decision to invest in our preferred stock.
Our Preferred Stock Generally
Pursuant to our Articles of Incorporation, our board of directors has the authority, without further shareholder action, to issue a maximum of 20,000,000 shares of preferred stock, $1.00 par value per share, inclusive of 7,335,000 shares designated as our limited voting preferred stock. As of May 8, 2024, there were no shares of our limited voting preferred stock issued and outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:
•the dividend rate, the times of payment and the date from which dividends will accumulate, if dividends are to be cumulative;
•whether and upon what terms the shares will be redeemable;
•whether and upon what terms the shares will have a sinking fund;
•whether and upon what terms the shares will be convertible or exchangeable;
•whether the shares will have voting rights and the terms thereof;
•the rights of the holders upon our liquidation, dissolution or winding-up;
•restrictions on transfer to preserve our tax status as a REIT; and
•any other relative rights, powers and limitations or restrictions.
These terms will be described in the applicable prospectus supplement for any series of preferred stock that we offer. In addition, you should read the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:
•the title of the series of preferred stock and the number of shares offered;
•the initial public offering price at which we will issue the preferred stock; and
•any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.
When we issue the preferred stock, the shares will be fully paid and non-assessable. This means that the full purchase price for the outstanding preferred stock will have been paid and the holders of such preferred stock will not be assessed any additional monies for such preferred stock. Unless the applicable prospectus supplement specifies otherwise:
•each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock; and
•the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future. This means that the holders of preferred stock will have no right, as holders of preferred stock, to buy any portion of those issued securities.

Shareholder Liability
Georgia law provides that no shareholder, including holders of preferred stock, shall be personally liable for the acts and obligations of a Georgia corporation. This means that our funds and property will be the only recourse for these acts or obligations.
Restrictions on Ownership
As discussed above under “Description of Common Stock-Restrictions on Transfer,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding stock, including any of our preferred stock, in addition to the restrictions currently applicable to all classes of our stock pursuant to Article 11 of our Articles of Incorporation. Therefore, the Articles of Amendment establishing the terms of each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.
Registrar and Transfer Agent
The Registrar and Transfer Agent for the preferred stock will be set forth in the applicable prospectus supplement.
Limited Voting Preferred Stock
Dividend Rights. No dividends or other distributions will be paid with respect to the shares of our limited voting preferred stock, and holders of our limited voting preferred stock are not entitled or eligible to receive any dividends or other distributions from us with respect to our limited voting preferred stock.
Voting Rights. Each share of our limited voting preferred stock entitles the holder to one vote on the following matters only, and only in circumstances for which such holders are entitled to vote by our Articles of Incorporated, as amended, or as otherwise required by the Georgia Business Corporation Code, or the GBCC: (i) the election of directors; (ii) any amendment, alteration or repeal of any provision of our Articles of Incorporation; (iii) any merger, consolidation, reorganization or other business combination of us with or into any other entity; (iv) the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all our assets in a single transaction or series of related transactions; or (v) any liquidation, dissolution or winding up of us. With respect to any matter on which the holders of our limited voting preferred stock are entitled to vote, the holders of our limited voting preferred stock and our common stock will vote together as a single class, except as otherwise required by the GBCC.
Redemption Rights. In the event that a holder of shares of our limited voting preferred stock transfers (1) any one share of our limited voting preferred stock and one unit of limited partnership interest of Cousins Partnership, LP, which we refer to collectively as a Paired Unit to any person other than a permitted transferee (as defined in our Articles of Incorporation), (2) any share of our limited voting preferred stock separate and apart from a unit of limited partnership interest of Cousins Properties LP with which the limited voting preferred stock is paired, which we refer to as the Paired Partnership Unit, or (3) any Paired Partnership Unit separate and apart from the share of our limited voting preferred stock with which it is paired, then in each case the share of our limited voting preferred stock included in such Paired Unit shall automatically be redeemed by us without consideration. In the event that any Paired Partnership Unit is redeemed pursuant to the terms and conditions of the Cousins Partnership, LP Limited Partnership Agreement, the share of our limited voting preferred stock paired with such Paired Partnership Unit shall automatically be redeemed by us without consideration. In addition, to the extent that a share of our limited voting preferred stock is not otherwise paired with a Partnership Unit, such share shall automatically be redeemed by us without consideration.
Conversion Rights. Our limited voting preferred stock is not convertible into or exchangeable for any other of our properties or securities.

DESCRIPTION OF DEPOSITARY SHARES
General
This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
We may issue fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a fractional ownership interest in one share of preferred stock, and will be evidenced by a depositary receipt. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary, which will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, and the holders from time to time of the depositary receipts evidencing the depositary shares. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of preferred stock represented by that depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).
Immediately following the issuance of the shares of preferred stock, we will deposit the shares of preferred stock with the depositary.
We have summarized selected terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We will file the form of deposit agreement, including the form of depositary receipt, as an exhibit to a Current Report on Form 8-K before we issue the depositary shares. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.
Dividends and Other Distributions
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited shares of preferred stock to the record holders of depositary shares relating to the underlying shares of preferred stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the shares of preferred stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the shares of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the shares of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed.
In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed may be selected by the depositary pro rata or in any other manner determined by the depositary to be equitable and that preserves our REIT status. In any such case, we may redeem depositary shares only in certain increments.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.
Conversion
If any series of preferred stock underlying the depositary shares is subject to conversion, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert the depositary shares.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit those shares of preferred stock under the deposit agreement or to receive depositary receipts for those shares of preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting the Shares of Preferred Stock
When the depositary receives notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the shares of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the shares of preferred stock, may instruct the depositary to vote the amount of the shares of preferred stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the shares of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the shares of preferred stock, it will vote all depositary shares of that series held by it proportionately with instructions received.
Liquidation Preference
In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the applicable prospectus supplement will set forth the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by a depositary receipt.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.
The deposit agreement will automatically terminate if:
•all outstanding depositary shares have been redeemed; or
•a final distribution in respect of the shares of preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding-up.
We may terminate the deposit agreement at any time, and the depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of preferred stock as are represented by those depositary shares.
Charges of Depositary; Taxes and Other Governmental Charges
We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Resignation and Removal of Depositary
The depositary may resign at any time by giving us notice, and we may remove or replace the depositary at any time.
Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Reports to Holders
We will deliver all required reports and communications to holders of the shares of preferred stock to the depositary. It will forward those reports and communications to the holders of depositary shares.
Limitation on Liability of Depositary
The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.
Restrictions on Ownership
As discussed above under “Description of Common Stock-Restrictions on Transfer,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or constructively, by five or fewer individuals, including certain entities that are treated as individuals for this purpose, during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the Articles of Amendment establishing the terms of each series of preferred stock underlying the depositary shares may contain provisions restricting the ownership and transfer of the preferred stock. The deposit agreement may contain similar provisions. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock and any depositary shares.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the U.S. material federal income tax considerations relating to our taxation as a REIT under the Code. As used in this section, the terms “we” and “our” refer solely to Cousins Properties Incorporated and not to our subsidiaries and affiliates which have not elected to be taxed as REITs under the Code.
This section also summarizes U.S. material federal income tax considerations relating to the ownership and disposition of our common stock. A prospectus supplement will contain information about additional U.S. federal income tax considerations, if any, relating to a particular offering of warrants, debt securities, preferred stock, or depositary shares.
King & Spalding LLP has reviewed this summary and is of the opinion that the discussion contained herein, to the extent it constitutes statements of law, fairly summarizes the U.S. federal income tax consequences that are material to a holder of our common stock, although King & Spalding LLP has not rendered any opinion as to our status as a qualified REIT under the Code. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to shareholders who are subject to special treatment under the federal income tax laws (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, persons holding our stock indirectly through other vehicles, such as partnerships, trusts, or other entities, holders who receive our stock through the exercise of employee stock options or otherwise as compensation and persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated transaction).
The information in this section is based on the current provisions of the Code, current final, temporary and proposed regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, and court decisions. The reference to Internal Revenue Service interpretations and practices includes Internal Revenue Service practices and policies reflected in private letter rulings issued to other taxpayers, which would not be binding on the Internal Revenue Service in any of its dealings with us. These sources are being relied upon as of the date of this prospectus. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of law, on which the information in this section is based. Any change of this kind could apply retroactively to transactions preceding the date of the change in law. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.
Each prospective shareholder is advised to consult with his or her own tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of our status as a REIT and the ownership and sale of our stock. This includes the federal, state, local, and foreign income and other tax consequences of the ownership and sale of our stock, and the potential impact of changes in applicable tax laws.
Tax Reform Legislation
In recent years, numerous legislative, judicial, and administrative changes have been made in the provisions of federal and state income tax laws applicable to investments similar to an investment in our shares. In particular, the comprehensive tax reform legislation enacted in December 2017 and commonly known as the Tax Cuts and Jobs Act (“TCJA”) made many significant changes to the U.S. federal income tax laws that have profoundly impacted the taxation of individuals and corporations (including both regular C corporations and corporations that have elected to be taxed as REITs). A number of changes that affect noncorporate taxpayers will expire at the end of 2025 unless Congress acts to extend them. Among other changes, the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, signed into law on March 27, 2020, makes certain changes to the TCJA. These changes have impacted us and our stockholders in various ways, some of which are adverse or potentially adverse compared to prior law. Additional changes to tax laws were enacted with the Inflation Reduction Act (“IRA”) of 2022, signed into law on August 16, 2022. Many of the material provisions of the IRA exempt REITs. To date, the IRS has issued only limited guidance with respect to certain of the new provisions, and there are numerous interpretive issues that will require further guidance. It is highly likely that technical corrections of legislation will be needed to clarify certain aspects of the new law and give proper effect to Congressional intent. There can be no assurance, however, that technical clarifications or changes needed to prevent unintended or unforeseen tax consequences will be enacted by Congress in the near future. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure investors that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. Investors are urged to consult with their own tax advisor with respect to the impact of recent legislation on ownership of shares and the status of legislative, regulatory, or administrative developments and proposals, and their potential effect on ownership of shares.
Taxation of Cousins Properties Incorporated
General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, and we believe that we have met the requirements for qualification and taxation as a REIT since our initial REIT election in 1987. We intend to continue to operate in such a manner as to continue to so qualify, but no assurance can be given that we have qualified or will remain qualified as a REIT. We have not requested and do not intend to request a ruling from the Internal Revenue Service as to our current status as a REIT. However, we have received an opinion from Deloitte Tax LLP stating that, since the commencement of our taxable year which began December 31, 2012 through the taxable year ending December 31, 2023, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of organization and operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT, provided that we have been organized and have operated and continue to be organized and to operate in accordance with certain assumptions and certain representations made by us. It must be emphasized that this opinion is based on various assumptions and on our representations concerning our organization and operations, including an assumption that we qualified as a REIT at all times from January 1, 1987 through December 30, 2011, and including representations regarding the nature of our assets and the conduct and method of operation of our business. The opinion cannot be relied upon if any of those assumptions and representations later prove incorrect. Moreover, continued qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various REIT qualification tests imposed under the Code, the results of which will not be reviewed by Deloitte Tax LLP. Accordingly, no assurance can be given that the actual results of our operations will satisfy such requirements. Additional information regarding the risks associated with our failure to qualify as a REIT is set forth in the risk factors that are incorporated by reference in this prospectus, as described under the caption “Risk Factors.”
The opinion of Deloitte Tax LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a tax ruling (which we will not seek), this opinion is not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service could not successfully challenge our status as a REIT.
If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income and capital gain that we distribute (or are deemed to distribute) currently to our shareholders. Even if we qualify as a REIT, however, we will be subject to federal income taxes under the following circumstances. First, we will be taxed at the regular corporate rate (currently 21%) on any undistributed taxable income, including undistributed net capital gains. Second, if we have (i) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate (currently 21%) on such income. Third, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. This 100% tax on income from prohibited transactions is discussed in more detail below. Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the income attributable to the greater of the amount by which we failed the 75% or 95% test, multiplied by a fraction intended to reflect our profitability. Fifth, if we were to violate one or more of the REIT asset tests (as discussed below) under certain circumstances, but the violation was due to reasonable cause and not willful neglect and we were to take certain remedial actions, we may avoid a loss of our REIT status by, among other things, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during a specified period. Sixth, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income (including net capital gain) from prior years, subject to certain adjustments, we would be subject to a nondeductible 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if we acquire any asset, directly or indirectly, from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 5-year period beginning on the date on which we acquired such asset, then, to the extent of such property’s “built-in” gain (the excess of the fair market value of such property at the time we acquired it over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. We refer to this tax as the “Built-in Gains Tax.” Ninth, if we fail to satisfy certain of the REIT qualification requirements under the Code (other than the gross income and asset tests), and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure to maintain our REIT status. Finally, if we fail to comply with the requirements to send annual letters to certain shareholders requesting information regarding the actual ownership of our outstanding stock and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.
Activities conducted by our taxable REIT subsidiaries, including Cousins TRS Services LLC, or CTRS, and its subsidiaries, are subject to federal income tax at regular corporate rates. In general, a taxable REIT subsidiary may engage in activities that, if engaged in directly by a REIT, would produce income that does not satisfy the REIT gross income tests, described below, or income that, if earned by the REIT, would be subject to the 100% tax on prohibited transactions, also described below. A number of constraints, however, are imposed on REITs and their taxable REIT subsidiaries to ensure that taxable REIT subsidiaries pay an appropriate corporate-level tax on their income. For example, if our taxable REIT subsidiaries make deductible payments to us (such as interest or rent), and the amount of those deductible payments is determined by the Internal Revenue Service to exceed the amount that unrelated parties would charge to each other, we would be subject to a 100% penalty tax on the excess payments. We would incur a similar 100% penalty tax on a portion of the rent we receive from our tenants, to the extent the Internal Revenue Service determines that the rent payments are attributable to certain services provided to our tenants by our taxable REIT subsidiaries without receiving adequate compensation either from us or from our tenants. Finally, beginning with our 2016 taxable year, if the Internal Revenue Service determines that one of our taxable REIT subsidiaries has derived less gross income (less properly allocable deductions) attributable to services provided to us (or on our behalf) by the taxable REIT subsidiary (but not including services provided to our tenants) than would be derived by parties acting at arm’s length, we would be subject to a 100% penalty tax on the shortfall.
Requirements for Qualification. The Code defines a REIT as a corporation, trust or association:
(1)which is managed by one or more trustees or directors;
(2)the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;
(4)which is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)the beneficial ownership of which is held by 100 or more persons;
(6)not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

(7)which makes an election to be a REIT (or has made such an election for a previous taxable year, which election has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT status;
(8)which uses the calendar year as its taxable year;
(9)which meets certain other tests, described below, regarding the nature of its income and assets and regarding distributions to its shareholders;
(10)that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and
(11)that has not been a party to certain spin-off transactions that are tax-deferred under section 355 of the Code.
The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We have issued sufficient shares of our common stock with sufficient diversity of ownership to allow us to satisfy requirements (5) and (6). We will be treated as having met condition (6) above if we complied with certain Treasury Regulations for ascertaining the ownership of our stock and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held to cause us to fail condition (6). In addition, Article 11 of our Articles of Incorporation contains restrictions regarding the transfer and ownership of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in clauses (5) and (6) above but without causing us to violate the freely transferable shares requirement described in clause (2) above. See “Description of Common Stock-Restrictions on Transfer.”
In the case of a REIT owning an interest in a partnership, joint venture, limited liability company, or other legal entity that is classified as a partnership for federal income tax purposes (which we refer to collectively as partnerships), the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share (based on the REIT’s capital interest in the partnership). In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests that are discussed below. We own substantially all of our properties through our operating partnership, Cousins Properties LP (our “Operating Partnership”), and our Operating Partnership owns interests in a number of partnerships (the “Subsidiary Partnerships”), and our proportionate share of the assets, liabilities and items of income from our Operating Partnership and the Subsidiary Partnerships are treated as our assets, liabilities and items of income for purposes of applying the requirements described herein.
Income Tests. To maintain our qualification as a REIT, we must satisfy two gross income requirements annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, mortgage interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.
Rents that we receive will qualify as “rents from real property” in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as “rents from real property” if we directly or constructively were deemed to own 10% or more of the ownership interests in such tenant (a “Related Party Tenant”), unless such tenant is our taxable REIT subsidiary and certain other conditions are satisfied. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rent to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to our tenants, other than through an “independent contractor” from whom we derive no revenue. The “independent contractor” requirement, however, does not apply to the extent the services we provide are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, the “independent contractor” requirement will not apply to noncustomary services we provide, if the annual value of such noncustomary services does not exceed 1% of the gross income derived from the property with respect to which the noncustomary services are provided (the “1% de minimis exception”). For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, our taxable REIT subsidiaries are permitted to provide noncustomary services to our tenants without causing the rents we receive from such tenants to be disqualified as “rents from real property.”
From time to time, we may derive rent from certain tenants based, in whole or in part, on the net profits of the tenant, rent from Related Party Tenants, or rent that is more than 15% attributable to personal property. However, the amount of such nonqualifying rent income, if any, is not expected to be material, and we have complied and believe we will continue to comply with the 95% and 75% gross income tests. In addition, based on our knowledge of the real estate markets in the geographic regions in which we operate, we believe that the services that are provided to the tenants of our properties generally will be considered “usually or customarily” rendered in connection with the rental of comparable real estate. Further, we intend to provide any noncustomary services only through qualifying independent contractors, through our taxable REIT subsidiaries or in compliance with the 1% de minimis exception.
Our Operating Partnership manages certain properties held by the Subsidiary Partnerships, and, in return for such services, the Operating Partnership receives certain management and accounting fees. We obtained a ruling from the Internal Revenue Service that the portion of such fees that is apportioned to the capital interests of the other partners constitutes non-qualifying gross income for purposes of Section 856 of the Code and that the portion of each fee that is apportioned to our capital interest is disregarded for purposes of Section 856 of the Code. We also expect to receive certain other types of non-qualifying income, such as dividends and interest paid by CTRS to us (which will qualify under the 95% gross income test but not under the 75% gross income test). We believe, however, that the aggregate amount of such non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.
If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect and we attach a schedule to our federal income tax return containing certain information concerning our gross income. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “General,” even if these relief provisions were to apply, a tax would be imposed with respect to the excess non-qualifying income.
Asset Tests. At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (including our allocable share of real estate assets held by the Operating Partnership and the Subsidiary Partnerships), certain temporary investments in stock or debt instruments purchased with the proceeds of a stock offering or a public offering of long-term debt (but only for the one-year period beginning on the date we receive the applicable offering proceeds), cash, certain cash items and government securities. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer’s debt and equity securities that we own may not exceed 5% of the value of our total assets (the “5% asset test”). Fourth, we may not own more than 10% of the total voting power of any one issuer’s outstanding securities (the “10% voting securities test”). Fifth, we may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities (the “10% value test”), subject to certain exceptions. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For taxable years beginning after December 31, 2015, debt instruments issued by publicly offered REITs are also treated as real estate assets, but not more than 25% of our assets may consist of debt instruments issued by publicly offered REITs that would not otherwise qualify as real estate assets.

The following assets are not treated as “securities” held by us for purposes of the 10% value test: (i) “straight debt” meeting certain requirements, unless we hold (either directly or through our “controlled” taxable REIT subsidiaries) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer’s outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as “rents from real property” under the 75% and 95% gross income tests; (v) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity; (vi) securities issued by another qualifying REIT; and (vii) other arrangements identified in Treasury regulations (which have not yet been issued or proposed). In addition, any debt instrument issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test. If the partnership fails to meet the 75% gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership.
The 5% asset test, the 10% voting securities test, and the 10% value test do not apply to the securities of a taxable REIT subsidiary. However, the value of the debt and equity securities of all taxable REIT subsidiaries we own cannot represent more than 20% (for pre-2009 and post-2017 taxable years) or 25% (for the taxable years 2009 through 2017) of the value of our total assets. Any corporation in which a REIT directly or indirectly owns stock (other than another REIT, a corporation which directly or indirectly operates or manages a lodging facility or a health care facility, and, with certain exceptions, a corporation which directly or indirectly provides to any person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility is operated) may be treated as a taxable REIT subsidiary if the REIT and the corporation file a joint election with the Internal Revenue Service for the corporation to be treated as a taxable REIT subsidiary of the REIT.
We own 100% of the stock of CTRS, and we also have made loans to CTRS. We have filed a joint election with CTRS to have CTRS, as well as its corporate subsidiaries, treated as our taxable REIT subsidiaries, effective as of January 1, 2001. Accordingly, the debt and equity securities of CTRS that we hold are not subject to the 5% asset test, the 10% voting securities test, or the 10% value test.
We believe that the value of our debt and equity securities of CTRS and of our other taxable REIT subsidiaries has represented, at all relevant times, less than 20% (for pre-2009 taxable years) or less than 25% (for post-2008 taxable years) of the value of our total assets and will represent less than 20% of the value of our total assets for post-2017 taxable years. With respect to taxable years ending on or prior to December 31, 2000, we believe that the securities of each such issuer also represented less than 5% of the value of our total assets. We also believe that the value of the securities, including unsecured debt, of each other issuer in which we have owned an interest, excluding equity interests in partnerships (which are looked through rather than treated as securities for purposes of the REIT asset tests), has never exceeded 5% of the total value of our assets and that we have complied with the 10% voting securities test and the 10% value test (taking into account the various exceptions referred to above). Finally, we also believe that the aggregate value of our assets that are not qualifying assets for purposes of the 75% asset test (including the non-mortgage debt and equity securities of our taxable REIT subsidiaries) does not exceed 25% of the value of our total assets. No independent appraisals have been obtained, however, to support these conclusions, and Deloitte Tax LLP, in rendering the tax opinion described above, is relying upon our representations regarding the value of our securities and our other assets. Although we plan to take steps to ensure that we continue to satisfy all of the applicable REIT asset tests, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in the taxable REIT subsidiaries or changes in our other investments.

If we were to fail any of the asset tests discussed above at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain relief provisions.
Under one of these relief provisions, if we were to fail the 5% asset test, the 10% voting securities test, or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which the failure was identified. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which the failure was identified, and (iv) we were to pay a penalty tax equal to the greater of $50,000 per failure, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date of the failure and ending on the date we dispose of the asset (or otherwise cure the asset test failure). It is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.
Annual Distribution Requirements. To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates (currently 21%). Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income (including any net capital gain) from prior periods, subject to certain adjustments, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.
We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we may not have sufficient cash or liquid assets, from time to time, to meet the distribution requirements due to timing differences between the receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). Further, under amendments to Section 451 of the Code made by the TCJA, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In the event that such timing differences occur, we may need to borrow money, sell assets, pay taxable stock dividends (for example, where shareholders may elect to receive a dividend paid in cash or with newly issued shares of our common stock), or take other measures to permit us to pay the required dividends. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer, chief financial officer, and certain other highly-compensated executive officers. Recent changes to Section 162(m) made by the TCJA and effective for taxable years following December 31, 2017, which include elimination of an exception that formerly permitted certain performance-based compensation to be deducted even if in excess of $1 million and the expansion of the group of covered employees to which the limit applies, which may have the effect of increasing our REIT taxable income.
Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and penalties, if any, to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.
Failure to Qualify. If we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.
If we were to fail to qualify for taxation as a REIT in any taxable year and no relief provisions were to apply, we would be subject to tax on our taxable income at the regular corporate rate. Distributions to shareholders in any year in which we fail to qualify will not be deductible from our taxable income, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to our shareholders will be taxable as regular dividend income. Under these circumstances, subject to certain limitations in the Code, corporate shareholders may be eligible for the dividends received deduction and individual shareholders may be eligible for a reduced tax rate on “qualified dividend income” received from regular C corporations. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. In addition, to re-elect REIT status after being disqualified, we would have to distribute as dividends, no later than the end of our first taxable year as a re-electing REIT, all of the earnings and profits attributable to any taxable years for which we were a taxable C corporation. Thus, to re-elect REIT status after being disqualified, we could be required to incur substantial indebtedness or liquidate substantial investments in order to make such distributions.
Prohibited Transactions Tax. Any gain that a REIT recognizes from the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (excluding sales of foreclosure property and sales conducted by taxable REIT subsidiaries) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all of the facts and circumstances of the particular transaction. Under a statutory safe harbor, however, we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or, for taxable years beginning after December 31, 2015, through a taxable REIT subsidiary, and (y) at least one of the following criteria is met, in each case excluding sales of foreclosure property and involuntary conversions:
•the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year;
•the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year;
•for sales after December 31, 2015, the aggregate tax basis of property sold during the year of sale is 20% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, and the aggregate tax basis of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate tax basis of all of our assets on the first day of the year of sale and the two preceding years; or
•for sales after December 31, 2015, the aggregate fair market value of property sold during the year of sale is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and the aggregate fair market value of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate fair market value of all of our assets on the first day of the year of sale and the two preceding years.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. Not all of our property sales will qualify for the safe harbor. Nevertheless, we intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives. However, the Internal Revenue Service may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales. Because of this prohibited transactions tax, we intend that sales of property to customers in the ordinary course of business (such as condominiums or residential lots) will be made by a taxable REIT subsidiary, which will be subject to corporate-level tax on its profit but will not be subject to the 100% penalty tax on prohibited transactions.
Other Tax Considerations
We believe that each of the Operating Partnership and the Subsidiary Partnerships qualifies as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a publicly traded partnership (within the meaning of Section 7704 of the Code).
A publicly traded partnership is a partnership the interests of which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of a secondary market. Under a “private placement” safe harbor, a partnership will not be treated as a publicly traded partnership if (1) all interests in the partnership were issued in transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For purposes of the 100-partner limitation, a person (beneficial owner) owning an interest in a partnership, grantor trust or S corporation (flow-through entity) that owns, directly or through other flow-through entities, an interest in the partnership is counted as a partner in the partnership only if (i) substantially all of the value of the beneficial owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. Since it was formed, our Operating Partnership has had fewer than 100 partners and we believe that it satisfies the private placement safe harbor.
If the Operating Partnership or a Subsidiary Partnership were treated as an association taxable as a corporation, the value of our interest in such partnership would no longer qualify as a real estate asset for purposes of the 75% asset test. Further, if the Operating Partnership or a Subsidiary Partnership were treated as a taxable corporation, then we would cease to qualify as a REIT if our ownership interest in such partnership exceeded 10% of the partnership’s voting interests, or the value of our debt and equity interest in such partnership exceeded 5% of the value of our total assets or 10% of the value of the partnership’s outstanding debt and equity securities. Furthermore, in such a situation, distributions from the affected partnership to us would be treated as dividends, which do not qualify in satisfying the 75% gross income test described above and which therefore could make it more difficult for us to meet such test, and we would not be able to deduct our share of losses generated by such partnership in computing our net taxable income.
Taxation of Shareholders
Taxation of Taxable Domestic Shareholders. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of our current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporate shareholders. The taxation of ordinary REIT dividends has been significantly changed by the TCJA, which makes comprehensive changes to the federal income tax treatment of individuals, estates and trusts that generally are effective for taxable years beginning on or after January 1, 2018 and, subject to certain exceptions, expire on December 31, 2025 unless Congress takes action to extend them. In addition to eliminating or limiting various deductions for non-corporate taxpayers and increasing the standard deduction, the TCJA also reduced the maximum U.S. federal income tax rate from 39.6% to 37% for individuals filing singly with taxable income over $500,000 and married taxpayers filing jointly with taxable income over $600,000. The TCJA also made generally beneficial changes to the tax rates and tax brackets applicable to taxable income below those thresholds.

In addition, under new Section 199A of the Code, individuals, estates and trusts who receive “qualified REIT dividends” are permitted to claim a tax deduction equal to 20% of the amount of such dividends in determining their U.S. federal taxable income, subject to certain limitations. The 20% deduction does not apply to REIT capital gain dividends or to REIT dividends that we designate as “qualified dividend income” as described below. Like most of the other changes made by the TCJA applicable to non-corporate taxpayers, the Section 199A deduction expires on December 31, 2025 unless Congress acts to extend it. Thus, for an individual U.S. holder of our shares subject to the maximum 37% tax rate (through 2025), this tax deduction temporarily reduces the maximum effective U.S. federal income tax rate on ordinary REIT dividends to 29.6%. This deduction, in contrast to the deduction allowed by Section 199A with respect to certain “qualified business income” received by, or allocated to, individuals, trusts and estates, is not limited based on W-2 wages or invested capital. Final Treasury Regulations regarding the application of Section 199A were issued on February 8, 2019. These final Treasury Regulations clarify some aspects of how Section 199A will apply, but numerous uncertainties remain. The Section 199A deduction is extremely complex and additional regulatory guidance regarding its application may be issued in the future. Potential investors that are individuals, estates or trusts are strongly encouraged to consult their own tax advisor regarding the potential availability of this deduction with respect to their investment in our shares.
With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are treated as qualified dividend income. Dividends will be treated as qualified dividend income to the extent that the income is attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) distributions received by the REIT from taxable REIT subsidiaries or other taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).
We do not expect to receive a material amount of dividends from our taxable REIT subsidiaries or from other taxable corporations, we do not expect to pay a material amount of federal income tax on undistributed REIT taxable income or a material amount of Built-in Gains Tax, and we believe we have previously distributed as dividends all of our non-REIT accumulated earnings and profits. Therefore, as long as we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (except, in the case of non-corporate shareholders who meet certain holding period requirements, to the limited extent that one of the foregoing exceptions applies). In addition, as long as we qualify as a REIT, corporate shareholders will not be eligible for the dividends received deduction as to any dividends received from us.
Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his or her shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of our common stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares of our common stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend that we declare in October, November or December of any year payable to a shareholder of record on a specific date in any such month shall be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.
We may make an election to treat all or part of our undistributed net capital gain as if it had been distributed to our shareholders. These undistributed amounts would be subject to corporate-level tax payable by us. If we were to make such an election, our shareholders would be required to include in their income as long-term capital gain their proportionate shares of our undistributed net capital gain. Each shareholder would be deemed to have paid his or her proportionate share of the income tax imposed on us with respect to such undistributed net capital gain, and this amount would be credited or refunded to the shareholder in computing his or her own federal income tax liability. In addition, the tax basis of the shareholder’s stock would be increased by his or her proportionate share of the undistributed net capital gains included in his or her income, less his or her proportionate share of the income tax imposed on us with respect to such gains.
To the extent that we have available net operating losses (NOL) carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Under amendments made by the TCJA to section 172 of the Code, our deduction for any NOL carryforwards arising from losses we sustained in taxable years beginning after December 31, 2017 is limited to 80% of our REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely. Our net operating losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
Additionally, Section 163(j) of the Code, as amended by TCJA, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, and net operating loss carryforwards. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. While certain subsidiaries of the Company have made a 163(j) election, the Company has not. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. Our leasing, management and operation of properties should constitute a real property trade or business, and we may elect not to have the interest deduction limitation apply to that trade or business. Further, the Internal Revenue Service has issued regulations that include a safe harbor that would allow any REIT to treat its real property assets (other than certain real property financing assets) as a real property trade or business that qualifies for the election. If we do not make the election or if the election is determined not to be available with respect to all or certain of its business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our taxable REIT subsidiaries (who may not independently qualify to make the Section 469(c)(7)(C) election) to have greater taxable income and thus potentially greater corporate tax liability.
In general, any gain or loss realized upon a taxable disposition of our shares by a domestic shareholder who is not a dealer in securities will be treated as a capital gain or loss and will be subject to a maximum federal income tax rate of 20% if such stock is held for more than 12 months, and will be taxed at ordinary federal income rates, with the maximum rate being 37% if such stock is held for 12 months or less. Gains recognized by shareholders that are corporations are subject to federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our shares that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 or ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of actual or deemed distributions from us that were required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of our shares may be disallowed if other shares of our stock are purchased within 30 days before or after the disposition.
The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-

corporate domestic shareholders) to a portion of capital gain realized by a non-corporate domestic shareholder on the sale of our shares that would correspond to our “unrecaptured Section 1250 gain.”
Information Reporting and Backup Withholding. In general, information reporting requirements will apply to distributions made with respect to our shares and to payments of the proceeds on the sale of our shares, unless an exception applies. Under the backup withholding rules, a shareholder may be subject to backup withholding (currently 24%), with respect to such amounts unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide his or her correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding may be applied as a credit against the shareholder’s federal income tax liability, which could result in a refund.
Medicare Tax on Unearned Income. A domestic shareholder that is an individual, an estate, or a trust (other than certain types of exempt trusts) will generally be subject to a 3.8% tax on the lesser of (1) such person’s “net investment income” for the relevant taxable year and (2) the excess of such person’s modified adjusted gross income for such taxable year over a certain threshold (which threshold will generally be (a) $250,000 in the case of a married individual filing a joint return, and (b) $200,000 in the case of an unmarried individual). A domestic shareholder’s net investment income will generally include ordinary and capital gain dividend income received in respect of our shares, and gains from the sale or other disposition of our shares, unless such dividend income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive activities or securities or commodities trading activities). If you are a domestic shareholder that is an individual, an estate, or a trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your income and gains in respect of your investment in our shares.
Taxation of Tax-Exempt Shareholders. The Internal Revenue Service has ruled publicly that amounts distributed by a REIT to a tax-exempt employees’ pension trust do not constitute “unrelated business taxable income,” or UBTI. Based upon this ruling and subject to the discussion below regarding qualified pension trust investors, distributions by us to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares of our stock are not otherwise used in an unrelated trade or business of the tax-exempt entity. Revenue rulings, however, are interpretive in nature and subject to revocation or modification by the Internal Revenue Service.
For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in our shares will constitute UBTI under certain circumstances. These prospective investors should consult with their tax advisors regarding the special UBTI rules applicable to them.
Notwithstanding the foregoing, a “qualified trust” (defined to be any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) by relying on a special “look-through” rule under which shares held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% of the value of the REIT’s shares or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT’s shares, hold in the aggregate more than 50% of the value of the REIT’s shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT’s shares is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on its UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying upon the “look-through” rule.
Taxation of Non-U.S. Shareholders. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “Non-U.S. Shareholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.
Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. Shareholder’s conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Shareholder that are not designated as capital gain dividends unless (i) a lower treaty rate applies and the required IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate is filed with us (ii) the Non-U.S. Shareholder files an IRS Form W-8ECI with us properly claiming that the distribution is “effectively connected” income, or (iii) the Non-U.S. Shareholder is a foreign sovereign or controlled entity of a foreign sovereign and the required IRS Form W-8EXP evidencing eligibility for an exemption from withholding under Section 892 of the Code is filed with us. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder’s shares, such excess will constitute gain that may be subject to U.S. federal income tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. In addition, the portion of such distributions in excess of current and accumulated earnings and profits, to the extent not subject to the 30% withholding tax on ordinary dividends, will be subject to a 15% withholding tax under FIRPTA, unless the Non-U.S. Shareholder obtains a withholding certificate from the Internal Revenue Service establishing the right to a reduced amount of FIRPTA withholding or otherwise establishes entitlement to an exemption from FIRPTA withholding. The Non-U.S. Shareholder may seek a refund from the Internal Revenue Service of excess tax withheld if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits or, if the 15% withholding tax applied, did not give rise to taxable gain under FIRPTA.
Subject to certain exceptions described below, for any year in which we qualify as a REIT, distributions received by a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to such Non-U.S. Shareholder under the provisions of FIRPTA. Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and will be required to file U.S. federal income tax returns. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 21% of any distribution to a Non-U.S. Shareholder that could be designated by us as a capital gain dividend. This amount may be applied as a credit against the Non-U.S. Shareholder’s FIRPTA tax liability.
Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds our stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA on distributions made with respect to that stock that are attributable to gain from sales or exchanges by us of U.S. real property interests and thus will not be subject to the 21% withholding tax imposed on such distributions under FIRPTA. If a foreign investor in a qualified shareholder directly or indirectly, whether or not by reason of such investor’s ownership interest in the qualified shareholder, holds more than 10% of our stock, then a portion of our stock held by the qualified shareholder (based on the foreign investor’s percentage ownership of the qualified shareholder) will be treated as a USRPI in the hands of the qualified shareholder, and distributions made with respect to that stock that are attributable to gain from sales or exchanges by us of U.S. real property interests will be subject to FIRPTA.
A qualified shareholder is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends paid by a REIT under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a USRPHC if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our stock (directly or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA and thus will not be subject to the withholding rules under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
Under current law, distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will not be treated under FIRPTA as income “effectively connected” with a U.S. business carried on by the Non-U.S. Shareholder, provided that (i) the distribution is received with respect to a class of our stock that is regularly traded on an established securities market located in the United States and (ii) the Non-U.S. Shareholder does not own more than 10% of that regularly traded class of stock at any time during the one-year period ending on the date of the relevant distribution. Rather than being subject to tax as effectively connected income under FIRPTA, such distributions will be treated as ordinary REIT dividends that are not capital gain dividends. Thus, such distributions generally will be subject to the 30% withholding tax described above (subject to reduction under an applicable tax treaty), such distributions will not be subject to the branch profits tax, and Non-U.S. Shareholders generally will not be required to file a U.S. federal income tax return by reason of receiving such distributions.

Gain recognized by a Non-U.S. Shareholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. For this purpose, a holder of our common stock is not treated as a foreign person unless that shareholder owns 5% or more of our common stock or we have actual knowledge that that shareholder is not a U.S. person. We believe that we currently qualify as a “domestically controlled REIT,” and that the sale of common stock by a Non-U.S. Shareholder therefore will not be subject to tax under FIRPTA. Because our stock is publicly traded, however, no assurance can be given that we are, or will continue to be, a domestically controlled REIT. Recently finalized Treasury Regulations modified the existing criteria for qualification as a domestically controlled REIT and provide that the ownership by non-U.S. persons will be determined by looking through pass-through entities and certain U.S. corporations, among others. No assurance can be given that we are, or will continue to be, a domestically controlled REIT under the final Treasury Regulations. If we were not a domestically controlled REIT, whether a Non-U.S. Shareholder’s gain would be taxed under FIRPTA would depend on whether our common stock is regularly traded on an established securities market at the time of sale and on the size of the selling shareholder’s interest in our stock. Dispositions of our stock by a qualified shareholder or a qualified foreign pension fund will not be subject to tax or withholding under FIRPTA, subject in the case of qualified shareholders to the exception described above relating to foreign investors who own more than 10% of our stock. If the gain on the sale of our common stock were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such stock could be required to withhold 15% of the purchase price and remit such amount to the Internal Revenue Service.
Gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) the investment in our common stock is treated as effectively connected with the Non-U.S. Shareholder’s U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.
Information Reporting and Backup Withholding for Non-U.S. Shareholders. Payments of dividends or of proceeds from the disposition of shares made to a Non-U.S. Shareholder may be subject to information reporting and backup withholding (currently imposed at a rate of 24%) unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has, actual knowledge or reason to know that a purported Non-U.S. Shareholder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that required information is furnished to the Internal Revenue Service.
FATCA. The “Foreign Account Tax Compliance Act” or “FATCA” imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.
As a general matter, and among other things, FATCA will impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity certifies it has no substantial U.S. owners or furnishes information regarding each substantial U.S. owner, or (iii) the foreign entity is otherwise excepted under FATCA. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our shares on or after January 1, 2019, proposed Treasury Regulations eliminated FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

State and Local Taxes
Cousins Properties Incorporated, its subsidiaries, and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside (although shareholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions), and their state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.
Taxation of Holders of Preferred Stock, Depositary Shares, Debt Securities and Warrants
If we offer one or more series of preferred stock or depositary shares, if we offer warrants, or if the Operating Partnership offers debt securities, then there may be tax consequences for the holders of such securities not discussed herein. For a discussion of any such additional consequences, see the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell any securities:
•to or through underwriters or dealers;
•through agents;
•in block trades;
•directly to one or more purchasers; or
•through a combination of any of these methods of sale.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale or at prices related to prevailing market prices, or at negotiated prices.
For each series of securities, the prospectus supplement will set forth the terms of the offering including:
•the public offering price;
•the names of any underwriters, dealers or agents;
•the purchase price of the securities;
•our proceeds from the sale of the securities;
•any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;
•any discounts or concessions allowed or reallowed or repaid to dealers; and
•the securities exchanges on which the securities will be listed, if any.
If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities may be on a firm commitment basis or best efforts basis and will be subject to certain conditions. If the underwriters agree to purchase the securities on a firm commitment basis, they will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.
If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.
Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.
The securities, other than the common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.
One or more of the underwriters, dealer or agents, and/or one or more of their respective affiliates, may be a lender under our credit facility and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of our business.

EXPERTS
The financial statements of Cousins Properties Incorporated, incorporated by reference in this prospectus, and the effectiveness of Cousins Properties Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. Any underwriters will be represented by their own legal counsel.

Cousins Properties LP
$                  % Senior Notes due
guaranteed by
Cousins Properties Incorporated

Prospectus Supplement

J.P. Morgan
Truist Securities
US Bancorp